UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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101 Enterprise, Suite 300
Aliso Viejo, California 92656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Thursday, February 21, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Avanir Pharmaceuticals, a California corporation, which will be held February 21, 2008, at 9:00 a.m., local time, at the Hilton Irvine, 18800 MacArthur Boulevard, Irvine, California.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of two Class I directors; (2) the ratification of KMJ Corbin & Company, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008; (3) the approval of our change in corporate domicile from California to Delaware and (4) any other business that may properly come before the meeting or any adjournment of the meeting.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each nominee and proposal described in the Proxy Statement.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. Any shareholder of record attending the Annual Meeting may vote in person even if he or she has returned a proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Avanir Pharmaceuticals 2007 Annual Report has been mailed with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely.

Keith A. Katkin
President and Chief Executive Officer

January 4, 2008

I M P O R T A N T

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL D. F. KING & CO., INC., OUR PROXY SOLICITATION AGENT, TOLL-FREE AT (800) 714-3312.

PROXY STATEMENT FOR
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 REINCORPORATION OF THE COMPANY INTO THE STATE OF DELAWARE
CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
ANNEX A
ANNEX B
ANNEX C
ANNEX D
ANNEX E

101 Enterprise, Suite 300
Aliso Viejo, California 92656

PROXY STATEMENT FOR
2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on February 21, 2008

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avanir Pharmaceuticals (the “Company”) for use at the Company’s 2008 annual meeting of shareholders, to be held at the Hilton Irvine, located at 18800 MacArthur Boulevard, Irvine, California, on Thursday, February 21, 2008, at 9:00 a.m. local time. This proxy statement and the accompanying form of proxy will be mailed to our shareholders on or about January 11, 2008. Unless otherwise indicated herein, this proxy statement speaks as of December 26, 2007, which is the record date for the annual meeting (the “record date”).

For a proxy to be effective, it must be properly executed and received prior to the annual meeting. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted for the proposals and nominees described in this proxy statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of this proxy statement, notice of annual meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile, or personal solicitation; however, we will not pay them additional compensation for any of these services. In addition, we have retained D.F. King & Co. to assist with the solicitation of proxies for the annual meeting. We expect that the costs of these services, exclusive of out-of-pocket costs, will not exceed $10,000.

Shares Outstanding and Voting Rights

Only holders of record of our Class A common stock (“common stock”) at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On the record date, 43,164,402 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on all matters to be voted upon at the annual meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum for the transaction of business at the annual meeting and any adjournment thereof.

Persons who hold shares of Avanir directly on the record date (“record holders”) must return the enclosed proxy card or attend the annual meeting in person in order to vote on the proposals. Persons who hold shares of Avanir indirectly on the record date through a brokerage firm, bank or other financial institution (“beneficial holders”) must return the enclosed voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may either vote these shares on behalf of the beneficial holders or return a proxy leaving these shares un-voted (a “broker non-vote”).

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the three proposals expected to be acted upon at the annual meeting is described below:

Proposal No. 1 — Election of directors.  Directors are elected by a plurality, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. However, under our

Corporate Governance Guidelines, if any director receives more votes against than for his election, that director must submit a conditional resignation to the Company, which will then be considered by the Corporate Governance Committee and voted upon by the disinterested directors.

Proposal No. 2 — Ratification of independent registered public accounting firm.  This proposal must be approved by a majority of the shares cast on that proposal, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on this proposal will generally have no effect, unless an insufficient number of shares are voted to satisfy the majority-of-a-quorum requirement.

Proposal No. 3 — Change of domicile.  This proposal must be approved by a majority of the outstanding shares. As a result, abstentions and broker non-votes on this proposal will have the same effect as a “no” vote.

We encourage you to vote by returning your proxy or voting instruction form. This ensures that your shares will be voted at the meeting and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting. Any record holder may attend the annual meeting in person and may revoke the enclosed proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy;

•	delivering a written revocation to the corporate secretary before the meeting; or

•	voting in person at the annual meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Avanir on their behalf in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial holders cannot vote at the annual meeting because their brokerage firm, bank or other financial institution will have already voted or returned a broker non-vote on their behalf.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors is to be divided into three classes as nearly equal in number as reasonably possible, with directors in each class serving three-year terms. Currently, the Class I directors (whose terms expire at the 2008 annual meeting of shareholders) are Stephen G. Austin, CPA, Dennis G. Podlesak and Paul G. Thomas. The Class II directors (whose terms expire at the 2009 annual meeting of shareholders) are Keith A. Katkin and Charles A. Mathews. The Class III directors (whose terms expire at the 2010 annual meeting of shareholders) are David J. Mazzo, Ph.D., Craig A. Wheeler and Scott M. Whitcup, M.D. Class I directors elected at the annual meeting will hold office until the 2011 annual meeting of shareholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the bylaws of the Company.

The total Board size is currently fixed at nine directors and there are currently eight directors serving. As a part of the Company’s efforts to reduce the size of the Board and to lower Board-related expenses following the sale of FazaClo, Mr. Thomas will not stand for reelection at the annual meeting. As a result, if the Company’s two Class I nominees identified below are elected at the annual meeting, the Board will have a total of seven directors. Because the secretary of the Company received no other nominations for director candidates in accordance with the bylaws, only the two nominees identified below will be considered and voted upon at the annual meeting. If Proposal No. 3 is approved, the Board expects to reduce its size to seven directors. If Proposal No. 3 is not approved, the Board expects to seek to add two additional members over time to fill all nine authorized board positions.

Both nominees have indicated their willingness to serve if elected. Should either nominee become unavailable for election at the annual meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Corporate Governance Committee considers each potential nominee’s scientific and business experience, skills and characteristics, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business and prospects, and willingness to devote adequate time to Board duties. These criteria are set forth in our Corporate Governance Guidelines, a copy of which is available on our website at www.avanir.com.

After reviewing the qualifications of potential Board candidates, the Corporate Governance Committee presents its recommendations to the Board, which selects the final director nominees. The Corporate Governance Committee recommended the nominees identified below. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the annual meeting.

The Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Corporate Governance Committee for consideration for election at a future annual meeting of shareholders must provide the Corporate Governance Committee with certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Nominees and Incumbent Directors

The Nominating Committee has recommended, and the Board has nominated, Messrs. Austin and Podlesak to be reelected Class I directors at the annual meeting. The following table sets forth the following information for these nominees and the Company’s continuing directors: the year each was first elected a director, their age, the positions currently held with the Company, the year their current term will expire and their current class:

				Current
Nominee/Director Name		Position(s) with the	Year Current	Director
and Year First Became a Director	Age	Company	Term Expirest	Class

Nominees for Class I Directors:
Stephen G. Austin, CPA (2003)	55	Director	2008	I
Dennis G. Podlesak (2005)	50	Director	2008	I
Continuing Directors:
Keith A. Katkin (2007)	36	President, Chief Executive Officer, Director	2009	II
Charles A. Mathews (2001)	69	Director	2009	II
David J. Mazzo, Ph.D. (2005)	51	Director	2010	III
Craig A. Wheeler (2005)	47	Chairman of the Board of Directors	2010	III
Scott M. Whitcup, M.D. (2005)	48	Director	2010	III

Class I Nominees

The following persons have been nominated by the Company to be elected as Class I directors at the 2008 annual meeting.

Stephen G. Austin, CPA has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the PCAOB), since May 1998 and has served as Managing Partner since October 2006. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP and with McGladrey & Pullen, LLP, serving both public and private companies. While at Price Waterhouse, Mr. Austin worked in their national office in New York, where he addressed complex accounting and reporting issues for publicly traded companies and worked with various members of the FASB and EITF staffs. Mr. Austin is licensed as a CPA in California and Georgia. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States and serves on the Global Board of Directors of Integra International, an international federation of accounting firms. In 2004, Mr. Austin published a book on business ethics entitled, “Rise of the New Ethics Class” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002.

Dennis G. Podlesak has served since June 2005 as the Chief Executive Officer of Cerexa, Inc., which was acquired by Forest Laboratories in January 2007. Cerexa is an innovation driven infectious disease company with a growing portfolio of novel anti-infective therapies developed to treat serious and life threatening infections. Cerexa was spun out of Peninsula Pharmaceuticals in June 2005 in connection with the sale of Peninsula Pharmaceuticals to Johnson & Johnson. Mr. Podlesak had served as the Chief Executive Officer of Peninsula Pharmaceuticals from September 2004 to June 2005 and oversaw the sale of the company and the spinout of Cerexa. Mr. Podlesak has over 20 years of strategic, operational and commercial experience within the pharmaceutical industry. Prior to Peninsula, Mr. Podlesak served as Senior Vice President and Head of a North American Business Unit for Novartis AG and as a member of Novartis’ Pharmaceutical Executive Committee and Global Leadership Team. Earlier in his career, Mr. Podlesak served as Vice President and Head of an eyecare division of Allergan, Inc. and as member of Allergan’s North American and Global Management Team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc) where he was promoted to eight positions of increasing responsibility during his tenure with the company. Mr. Podlesak also serves on the board of directors of DOV Pharmaceuticals, as well as the non-profit organization Prevent Blindness. Mr. Podlesak holds a B.A. degree in Business Administration and an M.B.A. degree from Pepperdine University.

Class II Directors continuing in office until 2009

Keith A. Katkin joined Avanir Pharmaceuticals in July 2005 as Senior Vice President of Sales and Marketing. In March 2007, Mr. Katkin was appointed President and Chief Executive Officer and was elected as a member of the board of directors. Prior to joining Avanir, Mr. Katkin served as Vice President, Commercial Development for Peninsula Pharmaceuticals, playing a key role in the management of the company. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. Mr. Katkin received a B.S. degree in Business and Accounting from Indiana University and an M.B.A. degree in Finance from the Anderson School of Management at UCLA, graduating with honors. Mr. Katkin is also a Certified Public Accountant.

Charles A. Mathews served as our Chairman of the Board from March 2005 through November 2006 and has served as a Board member since September 2001. Mr. Mathews is an active private investor and previously served as the president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. From 1996 to April 2002, Mr. Mathews was an independent management consultant, providing CEO-level consulting services to various public and private companies. He continues to serve as a director for Lpath Inc. and several privately held companies. During his career, Mr. Mathews has held general management responsibilities for companies operating in nine countries on three continents, and has served on boards of directors of over twenty companies in seven countries. Mr. Mathews is actively involved in community service and is a member of the Chairmen’s Round Table of San Diego. He was recognized as the 2003 Director of the Year for Corporate Governance by the Corporate Directors Forum, San Diego.

Class III Directors continuing in office until 2010

David J. Mazzo, Ph.D., is the President and Chief Executive Officer of Æterna Zentaris, Inc., a global biopharmaceutical company with products and a therapeutic focus in the areas of oncology and endocrinology. Prior to joining Æterna Zentaris in March 2007, Dr. Mazzo had served as President and CEO of Chugai Pharma USA since April 2003. Dr. Mazzo has spent more than 20 years in the pharmaceutical industry and has held positions of increasing responsibility with Merck, Baxter, Rhône-Poulenc Rorer, Hoechst Marion Roussel and Schering-Plough. Dr. Mazzo holds a B.A. degree in Honors (Interdisciplinary Humanities) and a B.S. degree in Chemistry from Villanova University, as well as an M.S. degree in Chemistry and a Ph.D. degree in Analytical Chemistry from the University of Massachusetts (Amherst). He further complemented his American education as a

Research Fellow at the Ecole Polytechnique Fédérale de Lausanne, Switzerland. Dr. Mazzo serves as a member of the board of directors of Æterna Zentaris and as non-executive Chairman of the board of directors of pSivida, Ltd. He is also President of the board of trustees of Bonnie Brae Residential Treatment Center for Adolescent Boys (Liberty Corner, NJ).

Craig A. Wheeler has served as our Chairman of the Board since May 2007. Mr. Wheeler serves as a director and as Chief Executive Officer of Momenta Pharmaceuticals, Inc. Prior to joining Momenta in August 2006, Mr. Wheeler was President of Chiron BioPharmaceuticals, a division of Chiron Corporation, until it was acquired by Novartis AG in 2006. In this position he was responsible for all aspects of the division including commercial, research, development and manufacturing. He currently serves on the IBM Life Science Strategic Advisory Council and the Whitehead Institute for Biomedical Research’s Board of Associates. Mr. Wheeler holds B.S. and M.S. degrees in chemical engineering from Cornell University and an M.B.A. degree from the Wharton School of the University of Pennsylvania, where he majored in marketing and finance.

Scott M. Whitcup, M.D.  serves as Executive Vice President and Head of Research and Development of Allergan, Inc. Dr. Whitcup has served in this role since July 2004 and is responsible for Allergan’s drug discovery efforts, as well as the ophthalmology, Botox®/neurology, skin care, and new technology development programs worldwide. Dr. Whitcup joined Allergan in January 2000 as Vice President, Development, Ophthalmology and, in January 2004, he became Allergan’s Senior Vice President, Development, Ophthalmology. From 1993 until 2000, Dr. Whitcup served as the Clinical Director of the National Eye Institute at the National Institutes of Health. Dr. Whitcup is a faculty member at the Jules Stein Eye Institute / David Geffen School of Medicine at UCLA. Dr. Whitcup graduated from Cornell University Medical College and completed residency training both in internal medicine at UCLA Medical Center and in ophthalmology at the Massachusetts Eye and Ear Infirmary-Harvard Medical School. He then received fellowship training in uveitis and ocular immunology at the National Eye Institute.

Vote Required

The nominees who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as Class I directors. Although the bylaws provide for three Class I directors, only the two nominees described above will be considered and voted upon at the annual meeting. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. If any nominee receives more votes against his election than for and that nominee is nevertheless elected under the plurality vote standard, that director will be required under our Corporate Governance Guidelines to submit a conditional resignation to the Company. This resignation will then be considered by the Corporate Governance Committee, taking into account the circumstances of the election, and a recommendation will be presented to the disinterested members of the Board, who will then vote whether to accept the resignation.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KMJ Corbin & Company, LLP (“KMJ”) as our independent registered public accounting firm for the fiscal year ending September 30, 2008, and has further directed that we submit the selection of KMJ for ratification by our shareholders at the annual meeting. As described below, in April 2007, the Audit Committee approved the dismissal of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm and the appointment of KMJ.

The Company is not required to submit the selection of our independent registered public accounting firm for shareholder approval. However, if the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of KMJ. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal 2007 for services rendered by D&T and KMJ were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by KMJ in the fiscal year ended September 30, 2007 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Committees” and “Report of the Audit Committee.”

KMJ has reviewed our financial statements since the third quarter of fiscal 2007 and commenced auditing our financial statements for the year ended September 30, 2007. Representatives of KMJ are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by KMJ and D&T for professional services rendered for the fiscal years ended September 30, 2007 and 2006. These fees are for work performed in the fiscal years indicated and, in some instances, we have estimated the fees for services rendered but not yet billed.

	KMJ	D&T
	2007	2007	2006

Audit Fees:
Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements (including the audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act) and the review of the interim financial statements included in the Company’s Quarterly Reports (together, the “Financial Statements”) and for services normally provided in connection with statutory and regulatory filings or engagements	$91,688	$796,281	$880,032
Other Fees:
Audit-Related Fees
Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)	—	—	—
Tax Fees
Consists of fees billed for tax compliance, tax advice and tax planning	—	$147,604	$99,236
All Other Fees
Consists of fees billed for other products and services not described above	—	—	$1,500
Total Other Fees	—	147,604	100,736

Total All Fees	$91,688	$943,885	$980,768

Change in Independent Registered Public Accounting Firm

Effective as of April 10, 2007, the Audit Committee approved the dismissal of D&T as our independent registered public accounting firm and appointed KMJ as our independent registered public accounting firm for the fiscal year ended September 30, 2007.

In connection with D&T’s audits for the interim periods ended December 31, 2006 and March 31, 2007, there were no disagreements with D&T on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of such disagreements in connection with its reports. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the interim periods ending December 31, 2006 and March 31, 2007.

During the two fiscal years ended September 30, 2006 and through April 10, 2007, including the interim periods ended December 31, 2006 and March 31, 2007, neither we nor anyone on our behalf consulted with KMJ regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided by KMJ that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as the term is defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposal, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. While abstentions and broker non-votes are not counted as votes for or against this proposal, they may have the effect of preventing approval if fewer than half of the shares required to constitute a quorum vote in favor of this proposal. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the ratification of the selection of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
REINCORPORATION OF THE COMPANY INTO THE STATE OF DELAWARE

In December 2007, the Board of Directors adopted a proposal to reincorporate Avanir from California to Delaware, subject to shareholder approval. The following summary describes the principal reasons for this proposal, provides a comparison of rights as a shareholder in a California and Delaware corporation and describes the mechanics for how the change of domicile would be accomplished if approved.

Background

Avanir was formed in 1988 as a California corporation. Although there are many publicly traded California corporations, Delaware is the preferred state of incorporation for publicly traded companies, with more than one-half of all public companies and two-thirds of newly public companies choosing to be formed in Delaware. Delaware is preferred over other states as a location in which to be domiciled because Delaware’s corporate laws are flexible, highly developed and well understood. Additionally, Delaware corporations and shareholders have access to highly specialized courts, which hear only issues pertaining to Delaware corporate law and thus provide a quick, efficient and highly expert forum to resolve disputes.

In planning for the Company’s future, the Board and management believe that operating as a Delaware corporation offers potentially significant advantages. First, the Company will be able reduce the size of the Board from the current size of nine directors, thereby saving potentially significant amounts annually on director compensation; currently we are required under California law to have a Board of at least nine directors because our Board has been divided into three classes. Additionally, the Company and the Board will be able to draw upon well-established principles of corporate governance in making legal and business decisions. Delaware corporate law is prominent and predictable, providing a reliable foundation upon which the Company’s governance decisions can be based.

The Company is not seeking through reincorporation to effect any substantive changes to the current charter and bylaw provisions of the Company or the rules by which the Company operates or by which its affairs are governed.

Anticipated Benefits

The Board has approved the proposed change of domicile to receive the following expected benefits as a Delaware corporation:

Potential Cost Savings.  The Board believes that being incorporated in Delaware may result in potentially significant cost savings for the Company, principally relating to the costs associated with director compensation. As a California corporation with a board of directors divided into three classes, we are required to have at least nine directors. Delaware imposes no similar requirement. If we were to reincorporate to Delaware, the Company would expect to maintain a smaller board with seven directors, which the Company considers to be an appropriate size following the recent FazaClo sale and the resulting reduction in the overall size of the Company. If the Company were to maintain a board with seven rather than nine directors, that would result in an estimated annual cash savings of approximately $100,000 (approximately $50,000 per director) and an estimated annual equity compensation expense savings of $200,000 ($100,000 per director, assuming vesting of awards accumulated over three years or more). Additionally, because Delaware corporate law is more developed and widely understood than California corporate law, the Company expects that it would incur lower legal costs in analyzing matters of corporate law and fiduciary duties that may arise from time to time.

Although the Company will incur annual franchise taxes in Delaware, the anticipated savings are expected to exceed the additional tax burden. The costs associated with the change in domicile and this proxy solicitation are expected to be fully offset with these savings in the first year following redomiciling in Delaware.

Highly Developed and Predictable Corporate Law.  Delaware has one of the most modern statutory corporation laws, which is revised regularly to meet changing legal and business needs of corporations. The Delaware legislature is responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. For example, in 2006, the General Corporation Law of the State of Delaware (the “DGCL”) was amended to facilitate the adoption of majority voting standards for the election of directors. Under the DGCL, stockholders can adopt a bylaw amendment that specifies the vote necessary for the election of directors, such as a majority vote. Additionally, the DGCL specifically allows a director to tender his or her resignation in advance, with the resignation to be effective when delivered, at a later date or only upon the occurrence of future events, such as not obtaining a majority of the vote in an uncontested election of directors. These various provisions are intended to facilitate the adoption of majority voting standards, which are considered by many to be consistent with best practices in corporate governance. Although Avanir California has adopted a majority vote rule as part of its internal corporate governance guidelines, the California Corporate Code has not been amended to provide California corporations with the same flexibility with these policies as exists in Delaware.

Access to Specialized Courts.  Delaware has a specialized Court of Chancery that hears corporate law cases. As the leading state of incorporation, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In addition, Chancery Court actions and appeals from Chancery Court rulings proceed expeditiously. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, then a federal district court.

Additionally, because so many companies are incorporated in Delaware, Delaware courts are often the first in the country to provide companies and shareholders with rulings on rights and obligations in new areas. For example, in early 2007, the Delaware Chancery Court issued a series of rulings in stock option backdating cases. These decisions provided important and timely guidance to shareholders and directors on these issues and have helped to change board practices around option grant documentation to avoid backdating issues. Because Delaware courts were among the first and most influential to address these issues, many California corporations have looked to Delaware law for guidance on these issues.

Recruiting and Retention Benefits.  The Board believes that the better understood and comparatively stable corporate environment afforded by Delaware will better enable the Company to recruit talented and experienced directors and officers. In comparison, California corporate law is not as well developed and is generally not well known outside of the state. In seeking to attract outside directors from across the country, the Board believes that being governed by the well known body of law offered by Delaware could serve as an advantage.

Summary Comparison of Rights

In planning to form the proposed new Delaware corporation (“Avanir Delaware”), the Board has generally sought to keep the existing material rights of shareholders in the California corporation (“Avanir California”) intact to the extent possible. The following summary compares certain of these rights that would exist in Avanir Delaware with those now present in Avanir California. Annex B provides a more detailed comparison of rights and the following summary is subject to and qualified by this annex.

	Avanir California	Avanir Delaware

Capital Stock
• Authorized shares	200 million shares of common stock authorized, 10 million shares of preferred stock authorized	Same

• Par value	No par value	Same

• Designated preferred stock	1 million shares designated as Series C Preferred Stock; no shares currently issued or outstanding	Same*

• Voting rights for common stock	One vote per share	Same

• Cumulative voting	Not allowed	Same

• Dividend rights	Holders of common stock have the right to receive dividends when and if declared by the Board of Directors	Same

Board of Directors
• Classification of board	Board is divided into three classes, with directors in each class serving staggered three-year terms	Same

• Number of directors	Bylaws provide for 5-9 directors, with current size fixed at nine**	Same, with the initial size to be fixed at seven

• Removal of directors	Directors may be removed with or without “cause” by a shareholder vote, unless a number of shares sufficient to elect such director (if voted cumulatively) vote against removal	Directors can only be removed for “cause”

• Filling board vacancies	Vacancies may be filled by the Board or by the shareholders, provided that only shareholders may fill vacancies created with the removal of a director	Vacancies may be filled by the Board or by the shareholders

• Indemnification	The corporation is obligated to indemnify directors to the full extent permitted, provided that indemnification is not available for certain acts, such as self-dealing transactions, other breaches of the director’s duty of loyalty to the corporation and the payment of unlawful dividends	Similar

	Avanir California	Avanir Delaware

Shareholder rights
• Shareholder calling special meetings	Holders of 10% of more of outstanding shares may call a special meeting	Same

• Ability to act by written consent	Any shareholder action may be taken by written consent signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted	Same

• Advanced notice required for proposing business at a meeting	Notice must generally be provided to the Secretary of the company between 90 and 120 days before the meeting date	Same

• Appraisal rights	Shareholders may have rights of appraisal in a merger or sale of Avanir; these rights are generally limited so long as Avanir’s shares are listed on a national securities exchange	Similar

*	The existing rights, preferences and privileges of the Series C Preferred Stock will be transferred over into the new Delaware corporation and will be reflected in a Certificate of Designation to be filed with the Avanir Delaware Certificate of Incorporation.

**	So long as the board is divided into three classes, the number of directors for the California corporation shall be no less than 9.

Annex C to this proxy statement contains the Certificate of Incorporation for Avanir Delaware, including a Certificate of Designation that will be filed in connection with the change of domicile to fix the rights, preferences and privileges of the Series C Preferred Stock, which is currently the series of stock issuable under the Avanir California shareholder rights plan. Annex D to this proxy statement contains the bylaws of Avanir Delaware.

Mechanics of the reincorporation

At the time of the reincorporation merger, Avanir Delaware will be a wholly owned subsidiary of Avanir California and the merger will be accomplished as a “short-form” merger, as provided under the California General Corporations Law. To complete the reincorporation, Avanir California will merge with and into Avanir Delaware, with Avanir California disappearing and Avanir Delaware continuing as the surviving entity. If the reincorporation is approved and implemented, each outstanding share of Avanir California common stock will automatically be converted into one share of Avanir Delaware common stock upon effectiveness of the reincorporation. Each outstanding option to purchase shares of Avanir California common stock will also be converted into an option to purchase the same number of shares of Avanir Delaware common stock, with no changes in the option exercise price or other terms and conditions of such options. The Company’s other employee benefit arrangements will be continued by the Avanir Delaware upon the terms and subject to the conditions then in effect.

The reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. After the change of domicile, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive offices located in Aliso Viejo, California. The consolidated financial condition and results of operations of Avanir Delaware immediately after the reincorporation is completed will be the same as those of the Company immediately prior to the consummation of the reincorporation. The capitalization of the Company immediately after completion of the reincorporation will be the same as immediately prior to the reincorporation. In addition, upon the effectiveness of the reincorporation merger, the Board of Directors of Avanir Delaware will consist of those persons then serving on the Board of the

Company and the individuals serving as executive officers of the Company immediately prior to the reincorporation will continue as executive officers of Avanir Delaware.

Shareholders should note that approval of the reincorporation proposal will also constitute approval of the assumption by Avanir Delaware of the Company’s outstanding equity awards and equity plans, as well as warrants and other outstanding rights to purchase the Company’s capital stock. The Company’s other employee benefit arrangements will also be continued by Avanir Delaware upon the terms and subject to the conditions in effect prior to the reincorporation. Prior to the reincorporation, the Company will seek to obtain any requisite consents from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, the Company’s rights and obligations under such material contractual arrangements will continue and be assumed by Avanir Delaware.

If approved, the Company expects that the reincorporation would be effected shortly after the annual meeting. However, this proposal allows the Board to abandon the reincorporation at any time prior to completion if the Board determines that the reincorporation has become inadvisable for any reason. The reincorporation certificate, which will give effect to the reincorporation and which is attached to this proxy statement as Annex E, may also be amended at any time prior to its effectiveness, provided that the Company must re-solicit the shareholder approval of the reincorporation if the terms of the reincorporation certificate are changed in any material respect.

No Exchange of Share Certificates Required

The reincorporation and resulting change in domicile will not require shareholders to exchange their share certificates; certificates representing Avanir California common stock will represent the same number of shares of common stock in Avanir Delaware. As soon as practicable upon or after the change of domicile, however, shareholders who desire may elect to exchange their share certificates. Detailed instructions concerning the procedures to follow for exchanging stock certificates will be sent to shareholders who request such information following the reincorporation.

Potential Interests of Directors and Officers

The Company’s directors and officers have no separate interests in this proposal that would be expected to differ materially from the general interests of the Company’s shareholders.

Certain U.S. Federal Income Tax Considerations of the Reincorporation

The following discussion addresses certain U.S. federal income tax considerations that are generally applicable to U.S. holders (as defined below) of common stock of the Company who receive common stock of Avanir Delaware in exchange for their common stock of the Company in the reincorporation. This discussion addresses only those shareholders who hold their common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not address all the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation:

•	financial institutions, insurance companies, regulated investment companies or real estate investment trusts;

•	pass-through entities or investors in such entities;

•	tax-exempt organizations;

•	dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold common stock as part of a straddle or as part of a hedging, integrated, constructive sale or conversion transaction;

•	persons who are not U.S. holders;

•	persons that have a functional currency other than the U.S. dollar;

•	persons who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation;

•	persons whose common stock is “qualified small business stock” for purposes of Section 1202 of the Code; and

•	persons who are subject to the alternative minimum tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•	a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax consequences to each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partners holding common stock and partners in such partnerships should consult their own tax advisors with respect to the U.S. federal income tax consequences of the reincorporation.

The tax consequences to holders of options to acquire common stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the reincorporation (whether or not such transactions are in connection with the reincorporation).

The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the reincorporation to the Company, Avanir Delaware and/or the Company’s shareholders. A ruling from the IRS will not be requested in connection with the reincorporation.

EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Subject to the limitations, qualifications and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the reincorporation will be as follows:

•	No gain or loss will be recognized by holders of the common stock of the Company upon receipt of common stock of Avanir Delaware pursuant to the reincorporation;

•	The aggregate tax basis of the common stock of Avanir Delaware received by each shareholder of the Company in the reincorporation will be equal to the aggregate tax basis of the common stock of the Company surrendered in exchange therefor;

•	The holding period of the common stock of Avanir Delaware received by each shareholder of the Company will include the period for which such shareholder held the common stock of the Company surrendered in exchange therefor, provided that such common stock of the Company was held by such shareholder as a capital asset at the time of the reincorporation; and

•	No gain or loss will be recognized by the Company or Avanir Delaware as a result of the reincorporation.

A U.S. holder of the Company’s shares may be required to attach a statement to its tax returns for the year of the reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b) and may be required to maintain a permanent record of facts relating to the merger. Such information includes, among other things, the shareholder’s tax basis in the shareholder’s common stock of the Company and the fair market value of the shareholder’s common stock of the Company immediately prior to the reincorporation.

Rule 144

Under Rule 144 of the Securities Act, the holding period for restricted shares of Avanir Delaware common stock received in exchange for Avanir California common stock will include the period during which Avanir California common stock was held.

No Dissenter’s Rights

Shareholders who vote against the reincorporation merger will not have the right under California corporate law to seek a court appraisal for the fair value of their shares.

Required Vote

The approval of a change of the Company’s domicile from California to Delaware, to be effected by the merger of Avanir California with and into Avanir Delaware, will be approved if a majority of the outstanding shares of common stock of the Company vote “FOR” Proposal No. 3. As a result, abstentions and broker non-votes on this proposal will have the same effect as a “no” vote. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card, or if no direction is made, then FOR the reincorporation merger and resultant change of the Company’s domicile from California to Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE REINCORPORATION AND THE REINCORPORATION MERGER
AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board of Directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by NASDAQ and in light of each director’s affiliations with the Company and members of management. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Mr. Katkin, are independent. Mr. Katkin was determined to lack independence due to his status as the Company’s President and Chief Executive Officer.

Code of Business Conduct and Ethics

We believe that our Board of Directors and committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom and experience that the Company needs in making sound business decisions. Our Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Code of Business Conduct and Ethics may only be granted by the Board or the Corporate Governance Committee and will be publicly announced promptly in our SEC filings. In furthering our commitment to these principles, we invite you to review our Code of Business Conduct and Ethics and other corporate governance materials located on our website at www.avanir.com.

Shareholder Communications

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (949) 389-6700. However, any shareholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board, Avanir Pharmaceuticals, 101 Enterprise, Suite 300, Aliso Viejo, California 92656. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During fiscal 2007, our Board of Directors met ten times. Each director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of which he was a member in our last fiscal year. During fiscal 2007, our Board of Directors had an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee and a Science Committee. All members of the Audit, Compensation and Corporate Governance Committees are non-employee directors who are deemed independent.

All members of our Board of Directors attended the 2007 Annual Meeting of Shareholders. Although the Company has no formal policies regarding director attendance at annual meetings, it does expect that all members of the Board of Directors will attend the 2008 Annual Meeting.

Board Committees

Audit Committee.  As of the record date, the Audit Committee was comprised of Messrs. Austin (Chairman), Mathews and Wheeler. The Audit Committee selects the Company’s independent registered public accounting firm, approves its compensation, oversees and evaluates the performance of the independent registered public accounting firm, oversees the accounting and financial reporting policies and internal control systems of the Company, reviews the Company’s interim and annual financial statements, independent registered public accounting firm reports and management letters, and performs other duties, as specified in the Audit Committee Charter, a copy which is attached to this proxy statement as Annex A. The Audit Committee met eight times in fiscal 2007. All members of the Audit Committee satisfy the current independence standards promulgated by NASDAQ and the SEC and the

Board has determined that Mr. Austin is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K.

Compensation Committee.  As of the record date, the Compensation Committee was comprised of Dr. Mazzo (Chairman) and Messrs. Podlesak and Austin. The Compensation Committee determines compensation levels for the Company’s executive officers and directors, oversees administration of the Company’s equity compensation plans, and performs other duties regarding compensation for employees and consultants as the Board may delegate from time to time. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the corporate and individual performance goals and objectives relevant to executive compensation and executives’ performance in light of such goals and objectives, and recommends other executives’ compensation levels to the Compensation Committee based on such evaluations. Generally, final approval rests with the Compensation Committee. In fiscal 2007, however, because of the significant changes that took place in our business and management team, the Compensation Committee made compensation recommendations to the independent members of our Board of Directors for final approval. The Compensation Committee met four times in fiscal 2007. A copy of the Compensation Committee charter is available on the Company’s website at www.avanir.com. All members of the Compensation Committee satisfy the current NASDAQ independence standards.

Corporate Governance Committee.  As of the record date, the Corporate Governance Committee was comprised of Messrs. Mathews (Chairman) and Wheeler and Dr. Whitcup. The Corporate Governance Committee oversees the Company’s Code of Conduct, develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending nominees to the Board. The Corporate Governance Committee met four times in fiscal 2007. A copy of the Corporate Governance Committee charter is available on our website at www.avanir.com. All members of the Corporate Governance Committee satisfy the current NASDAQ independence standards.

Executive Committee.  As of the record date, the Executive Committee was comprised of Messrs. Wheeler (Chairman), Katkin and Mathews and Dr. Whitcup. Subject to certain exceptions, the Executive Committee is authorized to act on any matter that the Board may consider when the Board is not in session. The Executive Committee met two times in fiscal 2007.

Science Committee.  As of the record date, the Science Committee was comprised of Drs. Whitcup (Chairman) and Mazzo and Mr. Podlesak. The Science Committee advises management and the Board on scientific matters relating to the Company’s drugs and drug candidates. The Science Committee met four times in fiscal 2007.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2007, an officer or employee of the Company, nor was any member of the Compensation Committee formerly one of our officers. None of our executive officers served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the compensation committee or (ii) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on our Board of Directors.

EXECUTIVE OFFICERS

Our executive officers and their respective positions as of the record date are set forth in the following table. Biographical information regarding each executive officer who is not also a director is set forth following the table.

Name	Age	Position

Keith A. Katkin	36	President and Chief Executive Officer
Randall E. Kaye, M.D.	45	Senior Vice President and Chief Medical Officer
Martin J. Sturgeon	49	Vice President and Interim Chief Financial Officer

Randall E. Kaye, M.D.  Dr. Kaye was appointed Senior Vice President and Chief Medical Officer in March 2007. From November 2006 until March 2007, he served as Vice President Clinical and Medical Affairs, and from January 2006 to November 2006 as Vice President of Medical Affairs. Immediately prior to joining AVANIR, Dr. Kaye was the Vice President of Medical Affairs for Scios Inc., a division of Johnson & Johnson from 2004 to 2006. From 2002 to 2004, Dr. Kaye recruited and managed the Medical Affairs department for InterMune Inc. Previously, Dr. Kaye served for nearly a decade in a variety of Medical Affairs and Marketing positions for Pfizer Inc. Dr. Kaye earned his Doctor of Medicine, Masters in Public Health and Bachelor of Science degrees at George Washington University in Washington, D.C. and was a Research Fellow in Allergy and Immunology at Harvard Medical School.

Martin J. Sturgeon.  Mr. Sturgeon joined Avanir in February 2007 as Vice President and Chief Accounting Officer. In July 2007 Mr. Sturgeon assumed the role of Interim Chief Financial Officer. Previously, Mr. Sturgeon was a consultant with DLC, Inc., a consulting firm, serving in senior finance roles including Chief Accounting Officer and Chief Financial Officer for several publicly traded client companies. Mr. Sturgeon has over 25 years of experience in senior financial positions including eight years with Toshiba America Information Systems, Inc. as the Vice President, Group Controller. His career also includes experience in executive financial roles with companies such as Western Digital, Corinthian Colleges, and Novacare. Mr. Sturgeon holds a Bachelor’s of Business Administration degree in Accounting from the University of San Diego and an M.B.A. in Finance from IESE, a European M.B.A. program sponsored by Harvard University. On December 19, 2007, we and Mr. Sturgeon agreed that he would resign as Vice President and Interim Chief Financial Officer as of January 9, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Other than compensation arrangements described below under the captions “Executive Compensation” and “Director Compensation,” we are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding common stock and members of their immediate families.

Related-Party Transaction Review and Approval

Our Board of Directors has adopted policies and procedures for the review and approval of related party transactions and has delegated to the Corporate Governance Committee the authority to review and approve the material terms of any proposed related party transactions. To the extent that a proposed related party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter may also be considered by the other disinterested directors.

Pursuant to our Code of Business Conduct and Ethics and our Corporate Governance Committee Charter, each of our executive officers and directors must disclose related party transactions to our Corporate Governance Committee. In order to avoid conflicts of interest, our executive officers and directors may not acquire any ownership interest in any supplier, customer or competitor (other than nominal amounts of stock in publicly traded companies), enter into any consulting or employment relationship with any customer, supplier or competitor, or engage in any outside business activity that is competitive with any of our businesses, without first disclosing the proposed transaction. After the proposed transaction has been disclosed, a determination will be made by our Corporate Governance Committee as to what course to follow, depending on the nature or extent of the conflict.

Furthermore, our executive officers and directors may not serve on any board of directors of any customer, supplier or competitor unless such board service has been disclosed to us and approved by our Board of Directors. Our Corporate Governance Committee has been delegated the task of reviewing other directorships and consulting agreements of Board members for conflicts of interest. All members of our Board of Directors are required to report other directorships and consulting agreements to the chairperson of the Corporate Governance Committee.

In determining whether to approve or ratify a related-party transaction, the Corporate Governance Committee may consider, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Corporate Governance Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Corporate Governance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Corporate Governance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to see that they are in compliance with the committee’s guidelines and that the related-party transaction remains appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports furnished to the Company, all reports required to be filed by our executive officers, directors and greater-than-10% shareholders were timely filed in fiscal 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of October 1, 2007 based on information available to us and filings with the SEC by:

•	each of our directors and director nominees;

•	each of our named executive officers, as defined in Executive Compensation below; and

•	all directors and executive officers serving as of the record date, reported as a group.

As of October 1, 2007, there was no person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of October 1, 2007 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership is based on 43,117,358 shares of common stock outstanding as of October 1, 2007. The address of each person listed on the table is c/o Avanir Pharmaceuticals, 101 Enterprise, Suite 300, Aliso Viejo, California 92656.

	Shares Beneficially Owned
		Percent of
Name of Beneficial Owner	Number(1)	Class(2)

Current directors and named executive officers:
Keith A. Katkin(3)	632,979	1.47%
Randall E. Kaye, M.D.(4)	327,757	*
Martin J. Sturgeon(5)	96,071	*
Charles A. Mathews(6)	70,058	*
Steven G. Austin, CPA(7)	63,183	*
Dennis G. Podlesak(8)	56,892	*
David J. Mazzo, Ph.D.(9)	56,371	*
Paul G. Thomas(10)	55,892	*
Craig A. Wheeler(11)	54,850	*
Scott M. Whitcup, M.D.(12)	54,850	*
All current executive officers and directors as a group (10 persons)	1,468,903	3.40%
Former named executive officers:
James E. Berg(13)	149,920	*
Jagadish C. Sircar, Ph.D.(14)	98,263	*
Eric K. Brandt(15)	89,283	*
Michael J. Puntoriero(16)	35,266	*

*	Represents beneficial ownership of less than 1%.

(1)	Represents shares of common stock and shares of restricted stock held as of October 1, 2007, plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days from October 1, 2007.

(2)	Based on 43,117,358 shares of common stock outstanding as of October 1, 2007. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming the exercise of all options exercisable within 60 days of October 1, 2007 held by such person and the non-exercise and non-conversion of all other outstanding warrants, options and convertible securities.

(3)	Includes (i) 46,563 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 583,916 shares underlying restricted stock units granted under the Company’s equity plans and (iii) 2,500 shares of common stock held by Mr. Katkin.

(4)	Includes (i) 16,407 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 307,600 shares underlying restricted stock units granted under the Company’s equity plans, (iii) 2,000 shares of common stock held by Dr. Kaye and (iv) 1,750 shares of common stock held by certain family members, of which Dr. Kaye disclaims beneficial ownership.

(5)	Includes 96,071 shares underlying restricted stock units granted under the Company’s equity plans.

(6)	Includes (i) 15,000 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans, (iii) 1,875 shares of common stock held in Mr. Mathews’ individual retirement account, of which Mr. Mathews may be deemed to be the beneficial owner, and (iv) 2,500 shares of common stock held by Mr. Mathews.

(7)	Includes (i) 10,000 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans and (iii) 2,500 shares of common stock held by Mr. Austin.

(8)	Includes (i) 5,209 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans and (iii) 1,000 shares of common stock held by Mr. Podlesak.

(9)	Includes (i) 4,688 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans and (iii) 1,000 shares of common stock held by Dr. Mazzo.

(10)	Includes (i) 5,209 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007 and (ii) 50,683 restricted stock units granted under the Company’s equity plans.

(11)	Includes (i) 4,167 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007 and (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans.

(12)	Includes (i) 4,167 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007 and (ii) 50,683 shares underlying restricted stock units granted under the Company’s equity plans.

(13)	Includes (i) 96,920 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007 and (ii) 53,000 shares of common stock held by Mr. Berg.

(14)	Includes (i) 66,838 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007, (ii) 18,800 shares underlying restricted stock units granted under the Company’s equity plans and (iii) 12,625 shares of common stock held by Dr. Sircar.

(15)	Includes 89,283 shares of common stock held by Mr. Brandt. Upon Mr. Brandt’s resignation in March 2007, a total of 262,199 unvested shares of common stock previously issued to him were forfeited and returned to the Company and a total of 62,500 unvested shares underlying options were cancelled.

(16)	Includes (i) 25,000 shares of common stock issuable upon the exercise of options exercisable within 60 days from October 1, 2007 and (ii) 10,266 shares of common stock held by Mr. Puntoriero. Upon Mr. Puntoriero’s resignation in July 2007, a total of 64,267 unvested shares of common stock previously issued to him were forfeited and returned to the Company and a total of 75,000 unvested shares underlying options were cancelled. Under the terms of his employment agreement, Mr. Puntoriero had a period of 90 days to exercise option shares that had vested as of the date of resignation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 30, 2007, regarding the Company’s Amended and Restated 1994, 1998 and 2000 Stock Option Plans and 2003 and 2005 Equity Incentive Plans, as well as other stock options and warrants previously issued by the Company as compensation for services.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon		Future Issuance Under
	Exercise of	Weighted-Average	Equity Compensation
	Outstanding Options,	Exercise Price of	Plans (Excluding
	Warrants and	Outstanding Options,	Securities Reflected in
Plan category	Rights*	Warrants and Rights	First Column)**

Equity compensation plans approved by security holders	870,580	$7.69	771,129
Equity compensation plans not approved by security holders	170,001	$6.50	2,009,745

Total	1,040,581	$7.69	2,780,874

*	Excludes 1,914,988 shares of common stock issuable upon the vesting of outstanding restricted stock units.

**	Excludes shares that may be added pursuant to the “evergreen” features under the Amended and Restated 2003 and 2005 Equity Incentive Plans. In December 2007, the Board of Directors approved an evergreen increase under the 2005 Plan for fiscal 2007 totaling 325,000 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis describes the material elements of compensation earned in fiscal 2007 by each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” This disclosure also discusses payments that were made and compensation-related decisions that were taken in the first quarter of fiscal 2008, where these payments and decisions related to performance in fiscal 2007.

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers is intended to allow us to attract and retain talented employees and to maximize shareholder value. The Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that increase shareholder value. In furtherance of this goal, the Compensation Committee adopted the following guidelines as a foundation for decisions that affect the levels of compensation:

•	provide a competitive total compensation package that enables the Company to attract and retain key executive talent;

•	align all elements of compensation with the Company’s annual goals and long-term business strategies and objectives;

•	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of shareholder value.

The Committee has historically compensated executive officers with three compensation components: base salary, annual incentive bonus and equity-based compensation. The Committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock and other equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success.

Executive Summary of 2007 Compensation

The type, allocation and timing of compensation paid or awarded to our executive officers in fiscal 2007 was significantly impacted by several events that occurred during the year, including our receipt of the FDA’s approvable letter for Zenvia in early fiscal 2007, the departure and replacement of key members of our management team in the middle of the year and the sale of our FazaClo assets in late 2007.

In October 2006, before final approval of bonuses based on fiscal 2006 individual and corporate performance could be made by the Compensation Committee, we received the FDA’s approvable letter for Zenvia. This regulatory decision by the FDA resulted in a delay in our planned launch of Zenvia and an increase in our capital needs to complete the clinical trials needed for approval. As a result, the Compensation Committee reconsidered compensation actions for our executive officers in light of the competing needs to preserve capital and retain key employees, weighing the need to pay executive officers bonuses for fiscal 2006 in order to retain these key employees against available capital resources and other relevant considerations. In light of these potential changes to our prospects and capital needs and to further the retention value of the bonus awards, the Compensation Committee recommended, and our Board of Directors approved, structuring the fiscal 2006 bonus payments so that 50% of the bonus would be paid in November 2006 and 25% of the bonus would be paid in each of mid-January and mid-March 2007 as retention payments, provided that the officers remained employed with us at such times. Additionally, to preserve capital, the Compensation Committee recommended, and our Board of Directors approved, that our President and Chief Executive Officer, our Chief Financial Officer, our Senior Vice President of Sales & Marketing, our Vice President of Human Resources and our Vice President of Research & Development should receive no salary increases for fiscal 2007. The Board of Directors did, however, approve an average 4% merit increase in the salaries of most other employees.

Between November 2006 and March 2007, we experienced significant changes in our executive team. James Berg, our former Vice President Clinical and Regulatory Affairs, and Greg Hanson, our former Vice President and Chief Accounting Officer, each tendered his resignation in November and December 2006, respectively. In November 2006, the Compensation Committee approved the promotion of Randall Kaye, M.D. to Vice President Clinical & Medical Affairs following the resignation of Mr. Berg. In February 2007, Dr. Kaye was then promoted to Senior Vice President and Chief Medical Officer to oversee the development work needed for Zenvia. In March 2007, Eric Brandt resigned as President and Chief Executive Officer and Theresa Hope-Reese, our former Vice President Human Resources, tendered her resignation. Mr. Katkin was then appointed President and Chief Executive Officer on March 13, 2007. Later that month, the Compensation Committee determined that compensation for the newly appointed management team needed to be evaluated following these departures of key officers and the significant decline in the Company’s stock price following receipt of the Zenvia approvable letter. The Compensation Committee directed Radford Surveys + Consulting, a division of AON (“Radford”), the Committee’s compensation consultants, to define new parameters for the peer companies against which the proposed compensation levels for our executive officers would be compared and to present an assessment of the Company’s compensation levels against this peer group. For further discussion of this benchmarking, see “Competitive Market Benchmarking” below. Michael Puntoriero resigned as Chief Financial Officer in July 2007 and Martin Sturgeon, who joined the Company in February 2007 as Vice President and Chief Accounting Officer, was appointed Interim Chief Financial Officer.

In March 2007, after reviewing peer compensation levels in the Radford report and considering the recent events regarding Zenvia and changes in the management team, the Compensation Committee approved broad new equity grants for our executive officers and proposed limited changes to base salary and target bonus levels that, along with broader compensation actions, were deferred until after we were able to improve the strength of our balance sheet. This improvement was later accomplished in August 2007 with the sale of FazaClo. The Committee noted that members of the management team who had previously received significant option grants were unlikely to realize any value for those awards due to the unexpected and substantial decline in our stock price since October 2006, and that a number of the remaining members of the management team who were expected to serve the Company for at least the next several years had no significant value in their equity awards at all. The

Compensation Committee therefore agreed that equity awards needed to be made as a “restart” of equity compensation following the Zenvia approvable letter, but that vesting should be structured so as to tie vesting to performance that would increase shareholder value. Our Board of Directors approved a three-year “cliff” vesting schedule for the equity awards, with the opportunity to accelerate vesting of one-half of the awards upon FDA acceptance of our revised new drug application (“NDA”) for Zenvia. This vesting schedule would also serve as a retention incentive. For further discussion of these equity awards, see “Equity Awards” below.

Competitive Market Benchmarking

While we do not believe that it is appropriate to establish compensation levels based solely on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Accordingly, as stated above, in fiscal 2007, the Compensation Committee engaged Radford as the Committee’s compensation consultants to conduct a comprehensive review of the Company’s compensation practices as they relate to executive officers and to provide data on compensation levels and compensation practices at peer companies within the biotechnology industry. An Executive Compensation Validation report prepared by Radford in March 2007, based on the Radford Biotechnology Executive Survey, provided compensation data for base salaries, annual incentive bonuses, target total cash compensation and long-term incentives in the form of equity-based awards from a group of more than 125 peer companies with 50 or fewer employees located throughout the United States, against which the Compensation Committee benchmarked the base salaries, annual incentive bonuses, target total cash compensation and long-term incentives of our executive officers for fiscal 2007.

Our Compensation Committee aims to set executive officers’ salaries, in the aggregate, at levels near the 50th percentile of salaries of executives with similar roles at comparable companies in the Radford peer group, depending on the officer’s contributions in the prior fiscal year and anticipated contributions in future periods. Our Compensation Committee believes that the 50th percentile for base salaries is the minimum cash compensation level that will allow us to attract and retain qualified officers. The Compensation Committee’s choice of this target percentile reflects consideration of our shareholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and our compensation philosophy and objectives, base salaries at the 50th percentile are generally sufficient to retain our current executive officers and to hire new executive officers when and as required. Radford’s report prepared in March 2007 concluded that our executive base salaries were near the 50th percentile. Base salaries for all employees, including the executive officers, are typically reviewed and approved during the first quarter of each fiscal year and upon promotion or other change in job responsibilities.

Our Compensation Committee sets annual target bonus amounts for executive officers as a percent of base salary generally ranging between the 25th and 75th percentiles. Target bonus opportunities for our President and Chief Executive Officer, our Interim Chief Financial Officer and our Chief Medical Officer are set at the 75th percentile among peer companies, while those for all other senior members of our management team are set at the 25th or 50th percentiles. Although annual incentive bonus amounts for these executive officers are at the 75th percentile, the target total cash compensation (base salary plus annual incentive bonus) for these officers is near the 50th percentile. We have chosen to pay more of the target total cash compensation in the form of an annual incentive bonus because we believe this encourages pay-for-performance and more directly ties total cash compensation to the achievement of corporate and individual performance goals set annually by our Board of Directors, the Compensation Committee and our Chief Executive Officer.

Equity grants made by the Compensation Committee in March 2007 varied significantly when compared to the market level of ongoing and new hire equity grants, ranging from below the 25th to above the 75th percentile, depending on the officer and depending on whether the grant is measured as a new-hire grant or an ongoing grant. The equity grant made to Mr. Katkin in March 2007 was at the 75th percentile if treated as an ongoing grant, but at the 25th percentile if treated as a new hire grant. Similarly, the equity grant made to Dr. Kaye in March 2007 was above the 75th percentile if treated as an ongoing grant, but between the 50th and 75th percentiles if treated as a new hire grant. Grants to other executive officers, including Mr. Sturgeon, similarly ranged from above the

50th percentile to above the 75th percentile. The Compensation Committee approved these grants as reasonable given the significant retention concerns of our company and the effective “restart” of our company following the receipt of the Zenvia approvable letter and the departures of several key members of management. Additionally, the Compensation Committee approved these grants as reasonable because they were designed to cover a three-year period and feature a three-year “cliff” vesting schedule discussed under the caption “Equity Awards” below.

Cash Compensation Elements

Base Salary.  We seek to provide our executive officers with competitive annual base salaries in order to attract and retain key employees. The base salary component of our executive officer compensation program is not designed to incentivize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers. In most cases, the base salary component will represent the largest annual form of compensation to executive officers, although we have no formal policy regarding the allocation between base salary and other forms of compensation. In making decisions regarding base salary levels, the Compensation Committee will consider and evaluate the total compensation package, including possible performance-based annual incentive bonuses and periodic equity awards, received or to be received by a particular executive officer, and seek to ensure that the executive officer’s total compensation package is fair, reasonable and competitive. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

•	individual performance of the executive, as well as our overall performance, during the prior year;

•	level of responsibility;

•	breadth, scope and complexity of the position;

•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

•	executive officer compensation levels at other similar companies to ensure competitive compensation.

Salaries for executive officers are determined on an individual basis at the time of hire and are set to be competitive with peer companies in our industry. Adjustments to base salary are considered annually in light of each officer’s performance, our performance and compensation levels at peer companies in our industry, as well as upon promotion or other change in job responsibilities. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria. Taking into account these criteria and overall company performance and financial position, the Compensation Committee did not make any material adjustments to executive officers’ salaries between fiscal 2006 and fiscal 2007, except for Mr. Katkin and Dr. Kaye, whose base salaries were increased following their promotions and assumption of greater responsibilities. Following the end of fiscal 2007, base salaries of Mr. Katkin and Dr. Kaye were increased by 4.5%, which was consistent with the level of merit-based increase generally awarded to non-officer employees.

The base salaries actually paid to each of the named executive officers in fiscal 2007 are set forth below in the Summary Compensation Table.

Cash Bonus.  We also provide executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for the Company’s overall performance as well as individual performance in a given year. The target annual incentive bonus amounts vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. Accordingly, the higher the level of control and accountability that is exercisable by an executive officer over our overall performance, the greater the percentage of the executive officer’s target total cash compensation that is dependent on annual performance-based cash bonus awards. Fiscal 2007 target annual incentive bonus levels ranged from 25% to 50% of base salary for our named executive officers, as described below.

In March 2007, after conducting its benchmark review against companies in the Radford peer group, the Compensation Committee proposed the following changes to target bonus levels to further incentivize our key executive officers and set target total cash compensation levels at or near the 50th percentile. The increases in target bonus levels for Mr. Katkin and Dr. Kaye were approved in March 2007 principally due to their promotions and assumption of roles with greater responsibilities.

	Target Bonus	Target Bonus
	for	for
Name	Fiscal 2006	Fiscal 2007

Keith A. Katkin	30%	50%
Randall E. Kaye, M.D.	30	40
Martin J. Sturgeon	—	25

The Compensation Committee considers the individual performance of each executive officer, as well as the Company’s overall performance, for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The Compensation Committee establishes a bonus pool and target payout during the first quarter of each fiscal year. At the end of each fiscal year, individual and corporate performance is measured versus plan and a percentage of target is fixed, which then determines the size of the total bonus pool. All cash bonuses are awarded retrospectively.

Upon completion of fiscal 2007, the Compensation Committee assessed our overall performance against the achievement of corporate performance goals established in January 2007, which were revised during the year in light of the changes that followed the Zenvia approvable letter. The Compensation Committee then assessed our Chief Executive Officer’s individual accomplishments as well as the individual accomplishments of our other executive officers. In October 2007, the Compensation Committee recommended the following bonus awards, which were subsequently approved in December 2007 by the independent members of the Board of Directors. No other bonus awards were made to executive officers.

Bonus for
Name	Fiscal 2007

Keith A. Katkin	$150,000
Randall E. Kaye, M.D.	120,000

In fixing bonus amounts for fiscal 2007, the Compensation Committee considered the degree of success in achieving the goals set forth below, which were adopted following the receipt of the Zenvia approvable letter, as well as in achieving the original goals established prior to the receipt of the Zenvia approvable letter, which included receiving regulatory approval for Zenvia. Although the named executive officers who were awarded bonuses for fiscal 2007 were not involved in the original NDA submission or clinical development plan that led to the FDA’s approvable letter for Zenvia, the Compensation Committee concluded that it would nevertheless be appropriate to take this regulatory setback into account when fixing compensation for the year and thus determined that performance was at 90% of target, which resulted in bonus payouts generally at that amount. Dr. Kaye was awarded a bonus equal to 100% of the target amount due to his success in advancing the Zenvia clinical program over the course of fiscal 2007.

Key goals for fiscal 2007 that were considered by the Compensation Committee fell in five corporate performance categories as illustrated below, which together provided an indicator of overall corporate achievement in fiscal 2007.

These key goals more specifically included:

•	Regulatory approval status for Zenvia for pseudobulbar affect (PBA) indication and working with the FDA to agree upon a regulatory path forward for potential approval of Zenvia for this indication;

•	Completion of Zenvia Phase III trial for neuropathic pain;

•	Optimizing the value of other Company assets, whether by sale, partnering or other collaboration;

•	Achieving budgeted levels of cash spending rates for the year and working to provide adequate cash reserves to continue the development of Zenvia; and

•	Building organizational capabilities through enhancing the clinical development and regulatory affairs organization as well as adding necessary administrative functions and retaining key employees.

Equity Awards

Stock Options and Restricted Stock.  As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options or restricted stock awards. The Compensation Committee grants stock options to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our shareholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the promotion of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, our performance relative to corporate objectives and recent growth or decline in shareholder value.

Under the terms of our 2003 Equity Incentive Plan and our 2005 Equity Incentive Plan, pursuant to which all new equity grants are currently made, the exercise price of any stock options awarded under the Plan must be equal to 100% of the fair market value of our common stock (the closing sales price on The NASDAQ Global Market) on the date of grant. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although historically we have made annual grants to existing officers and employees during the first quarter of each fiscal year on the second business day following the issuance of year-end financial results and to new hires upon commencement of their employment, nor do we have in place any program, plan or practice to time stock option grants to our executive officers in coordination with the release of material nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities, as was the case in March 2007, or to meet other special retention or performance objectives.

Authority to make equity grants to employees rests with the Compensation Committee. With respect to executive officers, recommendations for equity grants are made by our Chief Executive Officer to the Compensation Committee for its review and approval. The Compensation Committee Chairman has been delegated the authority to review and approve rewards to non-officer employees, within limits set by the Compensation Committee.

We believe that periodic equity awards serve as useful performance recognition mechanisms with respect to key employees, as most awards are subject to time-based vesting provisions. Our typical equity awards to executive officers (including the named executive officers) have a term of 10 years and vest and become exercisable over a period of four years, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remainder quarterly over the next three years. Occasionally the granting or vesting of an equity award may be made contingent on achievement of certain specific performance conditions. We believe that such periodic equity awards encourage executive officers to remain with us and also focus on our long-term performance.

The value of the shares subject to the fiscal 2007 equity awards to executive officers is reflected in the Summary Compensation Table below and further information about these grants is reflected in the Grants of Plan-Based Awards table below.

Our 2003 and 2005 Equity Incentive Plans also permit the award of restricted stock. At its November 2006 meeting, the Compensation Committee noted the volatility in our stock price following receipt of the Zenvia approvable letter and the fact that stock options previously granted to our executive officers were generally “underwater,” thereby providing little or no retention value. The Compensation Committee agreed that the retentive effect of restricted stock would be better than stock options because of its inherent value, requiring fewer shares of restricted stock than stock options for the same incentive effect and thereby reducing shareholder dilution. Based on these considerations, the Compensation Committee determined that equity awards granted to executive officers should, for a time, be granted in the form of restricted stock or restricted stock units (“RSUs”). On November 30, 2006, based on recommendations of the Compensation Committee, our Board of Directors approved awards of RSUs under our 2005 Equity Incentive Plan, to be granted two business days after announcement of year-end results for fiscal 2006. These RSUs, which were granted on December 13, 2006, vest over four years with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting quarterly over the next three years. Additional grants of RSUs were made in March 2007 to assure retention and further incentivize our executive officers after the changes in our management team. These March 2007 RSU awards vest with respect to one-half of the underlying shares on the third anniversary of the grant date and with respect to the remaining shares on the earlier of the third anniversary of the grant date or the acceptance by the FDA of our NDA for Zenvia for IEED/PBA, including confirmatory Phase III clinical data. Because the Company’s existing equity incentive plans did not in March 2007 have sufficient authorized but unissued shares available to grant all of the proposed equity awards at the time, the Compensation Committee recommended, and our Board of Directors approved, that the awards be granted to the extent possible within existing plan reserves and that any additional awards would be reviewed and approved after the equity plan reserves had increased by way of the next annual “evergreen” increase. This annual evergreen increase was authorized for the 2003 Equity Incentive Plan in August 2007 and for the 2005 Equity Incentive Plan in December 2007. The balance of the proposed March RSU awards was granted in December 2007.

The value of the RSUs granted to executive officers in fiscal 2007 is reflected in the Summary Compensation Table below and further information about these grants is reflected in the Grants of Plan-Based Awards table below.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We make matching contributions of up to 50% of the first 4% of salary contributed to the plan. The value of these benefits for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation table below.

Change of Control Arrangements

We have entered into change of control agreements with each of our named executive officers and our two non-officer-level Vice Presidents. Our Board of Directors approved these change of control agreements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage of development, an environment where future success depends on successful research and development and where the possibility exists that we may be acquired if our development efforts succeed. These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements and to mitigate a potential disincentive to consider and complete an acquisition, particularly where the services of these executive officers may not be required by the acquirer. These agreements provide change of control benefits only upon the termination of the employee’s service within 12 months following a change of control. By tying the severance benefit to a termination of service, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our shareholders.

Additionally, our named executive officers are entitled to acceleration benefits under all of our stock option and equity incentive plans. Our Amended and Restated 1994, 1998 and 2000 Stock Option Plans and our 2003 Equity Incentive Plan each contain “single trigger” acceleration benefits providing for the accelerated vesting of equity awards in the event of a change of control. Our 2005 Equity Incentive Plan contains “double trigger”

acceleration benefits providing that, in the event of an involuntary termination of services for any reason other than death, disability or “cause” within 12 months following a change of control, any outstanding equity awards will accelerate fully and become immediately exercisable upon the termination. We believe that these “double trigger” acceleration benefits are common practice among comparable companies.

Information regarding the change of control agreements and the potential value of payments upon termination or change of control is provided below for the named executive officers under the headings “Employment, Change of Control and Severance Arrangements” and “Potential Payments Upon Termination or Change of Control.”

Compensation of our Current Named Executive Officers

Keith Katkin.  In March 2007, following the resignation of our prior President and Chief Executive Officer, our Board of Directors appointed Mr. Katkin as our President and Chief Executive Officer. Mr. Katkin is compensated with a base salary and, depending on performance and our financial condition, an annual incentive bonus in an amount targeted at 50% of his then-current annual base salary, as well as the annual grant of an equity award. Mr. Katkin’s annual base salary was originally fixed at $325,000 in March 2007 when he was elected President and Chief Executive Officer. In December 2007, his base salary was increased by 4.5% to $339,625, effective as of October 1, 2007, which increase was merit-based and was consistent with the level of merit increase awarded to non-officer employees in the Company.

At the time Mr. Katkin was elected President and Chief Executive Officer, the Company sought to create a significant performance incentive for Mr. Katkin tied to obtaining FDA approval of Zenvia for the treatment of PBA/IEED. To that end, the Company committed to issue to Mr. Katkin equity awards with an aggregate value of $800,000. These equity awards were issued to him during fiscal 2007 in the form of an option to purchase 130,960 shares of common stock at an exercise price of $1.29 per share and RSUs for an aggregate of 526,316 shares of common stock. Because the equity awards were not fully granted until September 10, 2007, at which time Mr. Katkin received an option to purchase an additional 120,781 shares of common stock at a price of $2.41 per share, the Company agreed to pay Mr. Katkin a performance-based bonus of $153,392, payable only upon FDA approval of Zenvia. This bonus was intended to make up for the difference between the value of the option grant when first committed in March and when actually issued in September, at which time additional shares became available for grant following the evergreen increase of the 2003 Equity Incentive Plan. The option and RSUs vest with regard to one-half of the underlying shares on the third anniversary of the grant date and the remaining shares on the earlier of the third anniversary of the grant date or acceptance by the FDA of our NDA for Zenvia for IEED/PBA.

Randall Kaye.  Dr. Kaye, our Senior Vice President and Chief Medical Officer, is compensated with a base salary and, depending on performance and our financial condition, an annual incentive bonus in an amount targeted at 40% of his then-current annual base salary. Dr. Kaye’s annual base salary is currently set at $300,000. Upon Dr. Kaye’s appointment as Vice President Clinical & Medical Affairs in November 2006, the Compensation Committee recommended, and our Board of Directors approved, an increase in Dr. Kaye’s base salary from $260,000 to $272,700, retroactive to his change in job function on November 8, 2006. The Compensation Committee recommended, and our Board of Directors approved, the additional increase in Dr. Kaye’s base salary from $272,200 to $300,000, effective March 21, 2007, given Dr. Kaye’s increased responsibilities in connection with his promotion to Senior Vice President and Chief Medical Officer. In December 2007, Dr. Kaye’s base salary was increased by 4.5% to $313,500, effective as of October 1, 2007, in a merit-based increase for fiscal 2008. Additionally, Dr. Kaye received an RSU award of an aggregate of 357,143 shares of common stock as part of the “restart” equity grants presented in March 2007, with 250,000 shares granted in March 2007 and 107,143 shares granted in December 2007.

Martin Sturgeon.  In July 2007, following the resignation of our prior Chief Financial Officer, our Board of Directors appointed Martin Sturgeon as our Interim Chief Financial Officer. Mr. Sturgeon is compensated with a base salary and, depending on performance and our financial condition, an annual incentive bonus in an amount targeted at 25% of his then-current annual base salary. Mr. Sturgeon’s annual base salary is currently set at $200,000 and remains unchanged since he joined us as Vice President of Finance and Chief Accounting Officer in February 2007. Upon the commencement of his employment in February 2007, Mr. Sturgeon also received an RSU representing 10,000 shares of common stock and an option to purchase 20,000 shares of common stock at an exercise price of $2.30 per share. The shares underlying the RSU will vest in full after Mr. Sturgeon has completed two full years of employment with us. The option has a term of ten years and vests and becomes exercisable in equal monthly installments over four years, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remainder vesting quarterly thereafter over the next three years. Additionally, Mr. Sturgeon received an RSU award of 86,071 shares of common stock as part of the “restart” equity grants presented in March 2007.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  In making compensation decisions affecting our executive officers, the Compensation Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Compensation Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. The Compensation Committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m). No covered executive’s compensation exceeded $1.0 million for fiscal 2007.

Accounting for Stock-Based Compensation.  Effective October 1, 2005, we adopted the fair value recognition provisions of SFAS No. 123(R) to account for all stock grants under all of our stock plans. Under SFAS No. 123(R), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Although we assessed the desirability of granting shares of restricted stock to our executive officers and employees in lieu of stock option grants in light of the accounting impact of SFAS No. 123(R), we ultimately determined to retain our stock option program as the main component of our long-term compensation program as that program helps to align management performance with shareholder goals. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Role of Executives in Determining Compensation

Our Compensation Committee reviews the performance and compensation of our Chief Executive Officer on an annual basis and has historically fixed our Chief Executive Officer’s compensation level. Our Chief Executive Officer is not present for these discussions related to his compensation. For the remaining executives, the Chief Executive Officer makes recommendations to the Compensation Committee based upon individual experience and breadth of knowledge, internal considerations, and other subjective factors that the committee takes into account when determining executive compensation. The Compensation Committee has then historically fixed compensation levels for other executive officers.

Due to the significant corporate events in fiscal 2007 described above and the changes in management, the Compensation Committee did not take final actions to approve changes to executive compensation in fiscal 2007 or in the first quarter of fiscal 2008. Rather, the Committee presented its recommendations to the Board of Directors and the independent directors (with the President and Chief Executive Officer abstaining) voted on these recommendations.

Allocation of Compensation

There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, are reviewed to determine the appropriate level and mix of compensation. Historically, and in fiscal 2007, the largest portion of compensation to named executive officers was granted in the form of base salary.

Timing of Compensation Actions

Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year and upon promotion or other change in job responsibilities.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our executives or employees, although senior members of our management team are encouraged and expected to have a significant direct interest in the value of our common stock through open market purchases and/or receipt of equity awards.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to reward them for outstanding individual and corporate performance.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors

David J. Mazzo, Ph.D., Chairman
Dennis G. Podlesak
Stephen G. Austin

Summary Compensation Table

The following table summarizes compensation paid, awarded or earned for services rendered during fiscal 2007 by our current and former Chief Executive Officer, our current and former Chief Financial Officer, our other executive officer serving the Company as of September 30, 2007, and two other former executive officers who were among the most highly compensated in fiscal 2007. We refer to these executive officers collectively as our “named executive officers.”

						All Other
Name and	Fiscal			Option	Stock	Compensation
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(2)	(3)	Total

Current Executive Officers
Keith A. Katkin(4)	2007	$300,862	$150,000	$183,384	$151,453	$34,466	$820,165
President and Chief Executive Officer
Randall E. Kaye, M.D.	2007	285,075	120,000	94,112	188,972	15,685	703,844
Senior Vice President and Chief Medical Officer
Martin J. Sturgeon(5)	2007	123,077	—	5,939	26,787	8,856	164,659
Vice President and Interim Chief Financial Officer
Former Executive Officers
Eric K. Brandt(6)	2007	250,000	—	57,725	515,749	55,241	878,715
Former President and Chief Executive Officer
Michael J. Puntoriero(7)	2007	240,000	—	100,587	21,115	51,549	413,251
Former Chief Financial Officer
James E. Berg(8)	2007	29,484	—	—	—	218,805	248,289
Former Vice President Clinical and Regulatory Affairs
Jagadish C. Sircar, Ph.D.(9)	2007	178,081	—	98,652	10,410	234,293	521,436
Former Vice President Drug Discovery

(1)	Bonus amounts are determined and paid after the end of each fiscal year, but reflect individual and Company performance for the respective fiscal years reflected above. Accordingly, bonus amounts in this table reflect bonuses paid in December 2008 for performance in the fiscal year ended September 30, 2007.

(2)	The value of the option and stock awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for their services over the requisite service period, which is typically the vesting period, but excluding forfeiture assumptions that are used in calculating equity award expense in the Company’s financial statements.

(3)	“All Other Compensation” for Mr. Katkin consists of $16,972 in medical, dental, vision, disability and life insurance premiums paid by us, $3,812 in matching contributions made by us under our 401(k) Plan and $13,682 in reimbursements for relocation expenses (which includes a gross-up of $6,260). “All Other Compensation” for Dr. Kaye consists of $15,685 in medical, dental, vision, disability and life insurance premiums paid by us. “All Other Compensation” for Mr. Sturgeon consists of $7,260 in medical, dental, vision, disability and life insurance premiums paid by us and $1,596 in matching contributions made by us under our 401(k) Plan. “All Other Compensation” for Mr. Brandt consists of $8,486 in medical, dental, vision, disability and life insurance premiums paid by us and $46,755 in accrued vacation paid upon termination of employment. “All Other Compensation” for Mr. Puntoriero consists of $14,144 in medical, dental, vision, disability and life insurance premiums paid by us, $2,790 in matching contributions made by us under our 401(k) Plan and $34,615 in accrued vacation paid upon termination of employment. “All Other Compensation” for Mr. Berg consists of $2,371 in medical, dental, vision, disability and life insurance premiums paid by us, $1,725 in matching contributions made by us under our 401(k) Plan, $164,268 in severance payments, $8,024 for consulting services provided to the Company by Mr. Berg, $9,781 in reimbursements for COBRA premiums, $6,800 for outplacement services and $25,836 in accrued vacation paid upon termination of employment. “All

Other Compensation” for Dr. Sircar consists of $4,709 in medical, dental, vision, disability and life insurance premiums paid by us, $5,238 in matching contributions made by us under our 401(k) Plan, $173,628 in severance payments, $12,000 for consulting services provided to the Company by Dr. Sircar, $2,170 in reimbursements for COBRA premiums, $8,500 for outplacement services and $28,048 in accrued vacation paid upon termination of employment.

(4)	Mr. Katkin was appointed our Chief Executive Officer on March 13, 2007.

(5)	Mr. Sturgeon was appointed our Interim Chief Financial Officer on July 12, 2007.

(6)	Mr. Brandt resigned on March 12, 2007. Mr. Brandt was not entitled to any severance benefits under his employment contract.

(7)	Mr. Puntoriero resigned on July 11, 2007. Mr. Puntoriero was not entitled to any severance benefits under his employment contract.

(8)	Mr. Berg resigned on November 7, 2006. He received severance payments, reimbursement for COBRA premiums and outplacement services as indicated in footnote (3) above. Mr. Berg continued to provide consulting services to the Company through November 2007.

(9)	Dr. Sircar terminated his employment on June 29, 2007. He received severance payments, reimbursement for COBRA premiums and outplacement services as indicated in footnote (3) above. Dr. Sircar continued to provide consulting services to the Company through December 2007.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during fiscal 2007.

				Option
				Awards:
				Number of
				Securities		Exercise	Grant Date
		Stock Awards:		Underlying		Price of	Fair Value of
		Number of Shares		Options		Option	Stock and
	Grant	of Stock or Units		Granted		Awards	Option
	Date	(#)(1)		(#)(1)		($/Sh)	Awards(2)

Current Executive Officers
Keith A. Katkin	12/13/06	57,600	(3)	—		—	$160,128
	3/21/07	53,126	(4)	—		—	68,533
	3/21/07	473,190	(4)	—		—	610,415
	3/21/07	—		130,960	(4)	$1.29	138,556
	9/10/07	—		120,781	(4)	2.41	246,949
Randall E. Kaye, M.D.	12/13/06	57,600	(3)	—		—	160,128
	3/21/07	250,000	(4)	—		—	322,500
Martin J. Sturgeon	2/12/07	—		20,000	(3)	2.30	37,728
	2/12/07	10,000	(5)	—		—	23,000
	3/21/07	86,071	(4)	—		—	111,032
Former Executive Officers
Eric K. Brandt	12/13/06	137,200	(3)	—		—	381,416
Michael J. Puntoriero	12/13/06	57,600	(3)	—		—	160,128
James E. Berg	—	—		—		—	—
Jagadish C. Sircar, Ph.D.	12/13/06	18,800	(3)	—		—	52,264

(1)	The amounts listed reflect stock awards and stock options granted under our 2003 and 2005 Equity Incentive Plans and are described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(2)	The grant date fair value of the stock and option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, but excluding forfeiture assumptions that are used in calculating equity award expense in the Company’s financial statements.

(3)	These awards vest over four years, with 25% vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter over the next three years.

(4)	These awards vest with respect to 50% of the underlying shares on the third anniversary of the grant date and with respect to the remaining shares on the earlier of the third anniversary of the grant date or acceptance by the FDA of the Company’s NDA for Zenvia for IEED/PBA.

(5)	The shares underlying the RSU will vest in full on February 12, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at September 30, 2007 for our named executive officers.

	Option Awards					Stock Awards
								Market
								Value of
						Number		Shares or
						of Shares		Units of
	Number of Securities			Option		or Units		Stock that
	Underlying Unexercised			Exercise	Option	of Stock that		Have Not
	Options			Price	Expiration	Have Not Vested		Vested ($)
Name	Exercisable	Unexercisable		($)	Date	(#)		(1)

Current Executive Officers
Keith A. Katkin	37,500	37,500	(2)	$11.76	7/05/15	57,600	(2)	$123,264
	4,375	3,125	(3)	11.68	12/07/15	53,126	(4)	113,690
	—	130,960	(4)	1.29	3/21/17	473,190	(4)	1,012,627
	—	120,781	(4)	2.41	9/10/17	—		—
Randall E. Kaye, M.D.	14,064	23,436	(2)	15.84	1/17/16	12,500	(18)	26,750
	—	—		—	—	57,600	(2)	123,264
	—	—		—	—	250,000	(4)	535,000
Martin J. Sturgeon	—	20,000	(2)	2.30	2/12/17	10,000	(19)	21,400
	—	—		—	—	86,071	(4)	184,192
Former Executive Officers
Eric K. Brandt(5)	—	—		—	—	—		—
Michael J. Puntoriero	25,000	—	(6)	10.70	5/04/16	—		—
James E. Berg	—	3,750	(7)	9.00	12/21/16	—		—
	—	6,250	(7)	5.12	12/21/16	—		—
	—	12,500	(7)	6.20	12/21/16	—		—
	—	18,750	(7)	9.88	12/21/16	—		—
	—	12,500	(7)	14.28	12/21/16	—		—
	—	12,500	(7)	13.16	12/21/16	—		—
	—	12,500	(7)	4.64	12/21/16	—		—
	—	10,938	(7)	13.84	12/21/16	—		—
	—	4,315	(7)	7.12	12/21/16	—		—
	—	2,917	(7)	12.40	12/21/16	—		—
Jagadish C. Sircar, Ph.D.	969	—	(8)	6.50	11/13/08	18,800	(2)	40,232
	1,181	—	(9)	2.88	2/19/09	—		—
	12,500	—	(10)	6.20	12/02/09	—		—
	2,500	—	(11)	11.62	3/10/10	—		—
	1,875	—	(12)	13.60	4/05/11	—		—
	1,875	—	(13)	13.16	3/14/12	—		—
	2,500	—	(14)	4.20	11/21/12	—		—
	12,500	—	(15)	4.64	3/13/13	—		—
	7,500	—	(16)	7.12	4/06/14	—		—
	11,458	1,042	(17)	13.84	11/10/14	—		—
	10,938	7,812	(3)	11.68	12/07/15	—		—

(1)	Calculated by multiplying the number of unvested shares by $2.14, the closing price per share of our common stock on the NASDAQ Global Market on September 28, 2007.

(2)	The total award vests over four years, with 25% vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter over the next three years.

(3)	The total award vests over three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting quarterly thereafter over the next two years.

(4)	The total award vests with respect to 50% of the underlying shares on the third anniversary of the grant date and with respect to the remaining shares on the earlier of the third anniversary of the grant date or acceptance by the FDA of the Company’s NDA for Zenvia for IEED/PBA.

(5)	Mr. Brandt resigned on March 12, 2007. All unvested shares of restricted stock previously issued to him were forfeited and returned to the Company and all unvested shares underlying options were cancelled.

(6)	Mr. Puntoriero resigned on July 11, 2007. All unvested shares of restricted stock previously issued to him were forfeited and returned to the Company and all unvested shares underlying options were cancelled. Under the terms of Mr. Puntoriero’s employment agreement, 25,000 option shares that had vested as of the date of resignation remained exercisable for a period of 90 days.

(7)	This option vested and became fully exercisable on November 7, 2007.

(8)	This option vested and became fully exercisable on November 13, 2001.

(9)	This option vested and became fully exercisable on February 19, 2002.

(10)	This option vested and became fully exercisable on December 2, 2002.

(11)	This option vested and became fully exercisable on March 10, 2003.

(12)	This option vested and became fully exercisable on April 5, 2004.

(13)	This option vested and became fully exercisable on March 14, 2005.

(14)	This option vested and became fully exercisable on November 21, 2005.

(15)	This option vested and became fully exercisable on March 13, 2006.

(16)	This option vested and became fully exercisable on April 6, 2007.

(17)	This option vested and became fully exercisable on November 10, 2007.

(18)	The shares underlying the restricted stock award will vest in full on January 17, 2008.

(19)	The shares underlying the restricted stock unit will vest in full on February 12, 2009.

Option Exercises and Stock Vested in 2007

The following table sets forth the vesting in fiscal 2007 of shares of restricted stock or restricted stock units held by the named executive officers. No options were exercised by our named executive officers during fiscal 2007.

	Stock Awards
		Value
	Number of Shares	Realized
	Acquired on Vesting	on Vesting
	(#)	($)(1)

Former Executive Officers
Eric K. Brandt	41,667(2)	$87,292
Michael J. Puntoriero	3,333(3)	11,266

(1)	Represents the number of shares of restricted stock multiplied by the market value of the shares on the applicable vesting date.

(2)	Mr. Brandt was granted a restricted stock award of 250,000 shares upon commencement of employment on September 6, 2005. The award vested with respect to one-third of the underlying shares on the first anniversary of the date of grant and the remainder vesting quarterly thereafter over the next two years. All unvested shares were forfeited and returned to the Company upon his resignation in March 2007.

(3)	Mr. Puntoriero was granted a restricted stock award of 10,000 shares upon commencement of employment on May 4, 2006. The award vested with respect to one-third of the underlying shares on the first anniversary of the date of grant and the remainder vesting quarterly thereafter over the next two years. All unvested shares were forfeited and returned to the Company upon his resignation in July 2007.

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal 2007.

Nonqualified Deferred Compensation

During fiscal 2007, our named executive officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment, Change of Control and Severance Arrangements

We have entered into employment agreements with each of the named executive officers. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described above in the Compensation Discussion and Analysis. All employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although our agreements with Messrs. Katkin and Sturgeon provide that they would be eligible for severance benefits in certain circumstances following a termination of employment without cause. These arrangements are described below, as well as severance arrangements with former executive officers.

Severance Arrangements for Former Executive Officers.  On November 7, 2006, in connection with Mr. Berg’s resignation as our Vice President Clinical and Regulatory Affairs, we entered into a separation and consulting agreement with Mr. Berg, which provided for the payment to Mr. Berg of severance in an amount equal to nine months’ base salary, or approximately $165,000, reimbursement for continued health insurance payments under COBRA through August 2007 and provision of executive outplacement services. Additionally, Mr. Berg agreed to provide, from time to time over a period of 12 months, consulting services to us relating to regulatory matters at a rate of $126.36 per hour. The severance payments were made in full and final settlement of all claims that Mr. Berg may have had against us or any of our officers or employees.

On June 25, 2007, in connection with Dr. Sircar’s termination of employment as our Vice President Drug Discovery, we entered into a separation and consulting agreement with Dr. Sircar, which provided for the payment to Dr. Sircar of severance in an amount equal to nine months’ base salary, or approximately $173,000, reimbursement for continued health insurance payments under COBRA through March 2008 and provision of executive outplacement services. Additionally, Dr. Sircar agreed to provide consulting services to us through December 2007, for which he is paid $1,000 per week. He was also eligible to receive incentive payments ranging from $5,000 to $15,000 if we entered into certain strategic collaborations or development agreements during the consultancy term. Dr. Sircar’s previous stock option and restricted stock awards continued to vest while he provided consulting services. The severance payments were made in full and final settlement of all claims that Dr. Sircar may have had against us or any of our officers or employees, including claims arising out of his employment or the termination of his employment.

Change of Control Agreements.  We have entered into change of control agreements with each of our current officers. The change of control agreements provide certain severance benefits to each officer if his employment is terminated within 12 months following a “change of control,” which shall have occurred if (i) any person or entity, including a group deemed to be a person under Section 14(d)(2) of the Exchange Act, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s securities entitled to vote in the election of directors of the Company; or (ii) as a result of or in connection with a proxy solicitation made by a third party pursuant to Regulation 14A of the Exchange Act, the individuals who were our directors immediately before the election cease to constitute a majority of the Board; or (iii) there occurs a reorganization, merger, consolidation or other corporate transaction to which we are a party and in which our shareholders immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company; or (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed, other than in connection with a bankruptcy, insolvency or other similar proceeding, or an assignment for the benefit of creditors.

These severance benefits will be paid only if (i) the termination of employment occurs within 12 months following the change of control, and (ii) the termination was without “cause” or was a “resignation for good reason” (as such terms are defined). If these conditions are met for a particular officer, he will receive severance payments equal to either 12 months (for Vice Presidents) or 24 months (for Senior Vice Presidents and above) of base salary, plus an amount equal to the greater of (A) the aggregate bonus payment(s) received by such officer in the Company’s preceding fiscal year or (B) the officer’s then-current target bonus amount. Additionally, the vesting of outstanding equity awards will accelerate and the officer will be entitled to up to 12 months of post-termination benefits continuation under COBRA. Mr. Katkin and Dr. Kaye, as senior executive officers, are entitled to severance payments equal to 24 months of base salary; Mr. Sturgeon is entitled to severance payments equal to 12 months of base salary.

Severance Benefits without a Change of Control.  The employment agreements with Messrs. Katkin and Sturgeon confer certain severance benefits even in the absence of a change of control. In the event Mr. Katkin is terminated without cause or he resigns for good reason (as such terms are defined) in the absence of a change of control, he will be eligible to receive severance benefits in an amount equal to one year of base salary, plus accelerated vesting of all outstanding equity awards. In the event Mr. Sturgeon is terminated without cause or he resigns for good reason in the absence of a change of control, Mr. Sturgeon will be eligible to receive severance benefits in an amount equal to six months of base salary plus the greater of (i) 12.5% of his base salary or (ii) 50% of the last bonus, if any, paid to him. Additionally, the shares underlying the RSU granted to Mr. Sturgeon pursuant to his employment agreement will accelerate and become fully vested. In December 2007, we announced that we and Mr. Sturgeon had agreed that he would resign as Vice President and Interim Chief Financial Officer in January 2008. Mr. Sturgeon will not be entitled to any severance payments in connection with his resignation. Dr. Kaye is not entitled to any severance benefits under his employment agreement.

Change of Control Provisions in Equity Plans.  In March 2002, the Compensation Committee approved a revised form of stock option agreement for use with the Company’s 1998 and 2000 Stock Option Plans. This form of stock option agreement provides that all stock option awards granted under these plans after that time will become fully exercisable immediately upon a change of control of the Company. Under the Company’s 2003 and 2005 Equity Incentive Plans, in any change of control transaction (e.g., the acquisition of the Company by way of merger), if the successor corporation does not assume outstanding awards or issue substitute awards, then the vesting of such awards will accelerate so that they are fully exercisable. The Compensation Committee may also, in its discretion, elect to accelerate the vesting of any or all outstanding awards even if the successor corporation will assume such awards or provide for substitute awards. The vesting of certain options granted to non-employee directors under the 2005 Equity Incentive Plan will automatically accelerate immediately prior to any change of control transaction. Additionally, the 2005 Equity Incentive Plan provides that if a successor corporation assumes outstanding awards (or issues replacement awards) and the award holder is terminated without cause within 12 months following the change of control, then the vesting of awards then held by that person will automatically accelerate. In the event of a proposed dissolution or liquidation of the Company, the Board may cause awards granted under the 2003 and 2005 Equity Incentive Plans to be fully vested and exercisable (but not after their expiration date) before the dissolution is completed, but contingent on its completion.

Potential Payments upon Termination or Change of control

The table below shows the benefits potentially payable to each of our current officers if a change of control termination occurred on September 30, 2007. No payments would have been made at that time to our former officers who are deemed named executive officers. The closing price per share of our common stock on The NASDAQ Global Market on September 28, 2007 was $2.14.

				Accelerated
			Accelerated	Vesting of
	Base Salary	Target Bonus	Vesting of	Restricted	Total
Name	($)	($)	Options(1)	Stock(2)	($)

Keith A. Katkin(3)	$650,000	$162,500	$111,316	$1,249,580	$2,173,396
Randall E. Kaye, M.D.(4)	600,000	120,000	—	685,014	1,405,014
Martin J. Sturgeon(5)	200,000	60,000	—	205,592	465,592

(1)	The value of the accelerated vesting equals the difference (if positive) between the option exercise price and the last reported stock price for fiscal 2007 ($2.14), multiplied by the number of options that would have been accelerated upon a change of control occurring on September 30, 2007.

(2)	The dollar value of restricted stock was calculated using the last reported stock price for fiscal 2007 ($2.14).

(3)	Based on 130,960 shares underlying unvested stock options and 583,916 shares of restricted stock outstanding as of September 30, 2007.

(4)	Based on 320,100 shares of restricted stock outstanding as of September 30, 2007.

(5)	Based on 96,071 shares of restricted stock outstanding as of September 30, 2007.

The table below shows the benefits potentially payable to Messrs. Katkin and Sturgeon if their employment were terminated without cause or if they chose to resign for good reason in the absence of a change of control.

				Accelerated
				Vesting of
			Accelerated	Restricted
	Base Salary	Target Bonus	Vesting of	Stock	Total
Name	($)	($)	Options(1)	(2)	($)

Keith A. Katkin(3)	$325,000	—	$111,316	$1,249,580	$1,685,896
Martin J. Sturgeon(4)	100,000	$25,000	—	21,400	146,400

(1)	The value of the accelerated vesting equals the difference (if positive) between the option exercise price and the last reported stock price for fiscal 2007 ($2.14), multiplied by the number of options that would have been accelerated upon a termination without cause or a resignation for good reason occurring on September 30, 2007.

(2)	The dollar value of restricted stock was calculated using the last reported stock price for fiscal 2007 ($2.14).

(3)	Based on 130,960 shares underlying unvested stock options and 583,916 shares of restricted stock outstanding as of September 30, 2007.

(4)	Based on 10,000 shares of restricted stock outstanding as of September 30, 2007, which were granted to Mr. Sturgeon pursuant to his employment agreement.

401(k) Plan

We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. Our 401(k) plan permits us to make matching contributions on behalf of eligible employees, and we currently make these matching contributions up to a maximum amount of 50% of the first 4% of salary contributed to the plan per year. In fiscal 2007, the total value of the Company’s matching contributions on behalf of the named executive officers was $15,161.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

A summary of the non-employee director compensation arrangements is set forth below. For purposes of this table, “Standing Committees” are the Compensation Committee, Corporate Governance Committee and Science Committee.

Retainer and
Meeting Fees

Annual Board and Committee Chairman Retainer Fees:
Chairman of the Board	$40,000
All other non-employee directors (excluding Chairman)	25,000
Audit Committee Chairman	6,000
Chairman of Standing Committees (excluding Audit)	4,000
Board and Committee Meeting Attendance Fees:
Board Meeting	$1,500
Audit Committee Meeting — Committee Chairman	2,000
Audit Committee Meeting — Other than Chairman	1,500
Standing Committee Meeting (excluding Audit) — Committee Chairman	1,250
Standing Committee Meeting (excluding Audit) — Other than Chairman	750

Value of
Equity Award

Equity-based compensation:
Initial equity award to newly elected directors*	$200,000
Annual equity award to directors who have served at least 6 months**	100,000

*	Represents a one-time option grant upon initial election to the board, with the value of the award to be determined in accordance with SFAS No. 123(R). This option vests and becomes exercisable in equal monthly installments over four years, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remainder vesting quarterly thereafter over the next three years, subject to continued service during that time. Shares acquired upon exercise may not be sold or transferred until the director’s service terminates (subject only to certain limited exceptions).

**	Represents a grant of restricted stock or restricted stock units with three-year vesting, with one-third of the shares vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter over the next two years, subject to continued service during that time. Award shares may not be sold or transferred until the director’s service terminates (subject only to certain limited exceptions). Award will be granted following each Annual Meeting of Shareholders.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and in attending continuing education seminars, to the extent that attendance is required by the Board or the committee(s) on which that director serves.

The following table shows the compensation paid in fiscal 2007 to the Company’s non-employee directors.

	Fees
	Earned or
	Paid in	Stock	Option
Name	Cash	Awards(1)	Awards(1)	Total

Stephen G. Austin(2)	$59,500	$47,107	$—	$106,607
Charles A. Mathews(3)	56,500	47,107	—	103,607
David J. Mazzo, Ph.D.(4)	40,750	47,107	16,032	103,889
Dennis G. Podlesak(5)	49,750	47,107	16,111	112,968
Paul G. Thomas(6)	47,750	47,107	16,111	110,968
Craig A. Wheeler(7)	60,500	47,107	15,647	123,254
Scott M. Whitcup, M.D.(8)	50,500	47,107	16,309	113,916

(1)	The value of the stock and option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards granted to employees in exchange for services over the requisite service period, which is typically the vesting period, but excluding forfeiture assumptions that we used in calculating equity award expense in the Company’s financial statements.

(2)	Mr. Austin held 50,683 shares underlying restricted stock awards and 10,000 shares underlying outstanding option awards as of September 30, 2007.

(3)	Mr. Mathews held 50,683 shares underlying restricted stock awards and 15,000 shares underlying outstanding option awards as of September 30, 2007.

(4)	Dr. Mazzo held 50,683 shares underlying restricted stock awards and 4,167 shares underlying outstanding option awards as of September 30, 2007.

(5)	Mr. Podlesak held 50,683 shares underlying restricted stock awards and 5,209 shares underlying outstanding option awards as of September 30, 2007.

(6)	Mr. Thomas held 50,683 shares underlying restricted stock awards and 5,209 shares underlying outstanding option awards as of September 30, 2007.

(7)	Mr. Wheeler held 50,683 shares underlying restricted stock awards and 4,167 shares underlying outstanding option awards as of September 30, 2007.

(8)	Dr. Whitcup held 50,683 shares underlying restricted stock awards and 3,646 shares underlying outstanding option awards as of September 30, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is attached to this proxy statement as Annex A. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2007. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under the standard of the Public Company Accounting Oversight Board (United States) and the Securities and Exchange Commission, including Statement on Auditing Standards No. 61 and S-X Rule 2-07. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Statement No. 1.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Submitted by the Audit Committee of the Board of Directors

Stephen G. Austin, Chairman
Charles A. Mathews
Craig A. Wheeler

OTHER BUSINESS

We know of no other matters to be submitted to a vote of shareholders at the annual meeting. If any other matter is properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our bylaws, as described below.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in next year’s annual meeting proxy materials must be received by the Secretary of the Company no later than September 15, 2008 (the “Proxy Deadline”). The form and substance of these proposals must satisfy the requirements established by the Company’s bylaws and the SEC.

Additionally, shareholders who intend to present a shareholder proposal at the 2009 annual meeting must provide the Secretary of the Company with written notice of the proposal between 90 and 120 days prior to the date of the annual meeting, provided, however, that if the 2009 annual meeting date is more than 30 days before or after the anniversary date of the 2008 annual meeting, then shareholders must provide notice within time periods specified in our bylaws. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting. If Proposal No. 3 is approved and the reincorporation is effected, then notice of proposals and nominees will need to be provided in the manner and time periods set forth in the Avanir Delaware bylaws, which are attached to this Proxy Statement as Annex D.

Additionally, any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with a completed and signed biographical questionnaire on or before the Proxy Deadline. Shareholders can obtain a copy of this questionnaire from the Secretary of the Company upon written request. The Corporate Governance Committee is not required to consider director candidates received after this date or without the required questionnaire. The Corporate Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual meeting.

ANNUAL REPORT

Our annual report to shareholders for the fiscal year ended September 30, 2007, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2007 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact the Company’s investor relations department at 101 Enterprise, Suite 300, Aliso Viejo California 92656 or by telephone at (949) 389-6700. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

ELECTRONIC DELIVERY OF PROXY MATERIALS

The SEC recently adopted rules permitting the delivery of proxy materials via the Internet. These rules, which can potentially result in meaningful cost savings for public companies, will allow us to post our proxy materials on a web site and then provide shareholders with notice of the availability of the materials over the Internet. We expect to utilize electronic delivery of proxy materials in connection with next year’s annual meeting of shareholders. If you hold stock as a record shareholder and are interested in receiving electronic notifications of the availability of proxy materials for future meetings, please contact our investor relations department at 101 Enterprise, Suite 300, Aliso Viejo, California 92656 or by telephone at (949) 389-6700 to provide us with your name, address and email address. If you are a beneficial holder of our stock, please contact your brokerage firm, bank or other financial institution to make arrangements for electronic delivery of proxy materials. Although these electronic delivery rules are expected to continue to evolve over the next year, we expect that being able to deliver materials electronically will allow us to communicate with our shareholders more quickly and more cost effectively.

ANNEX A

AVANIR PHARMACEUTICALS
AUDIT COMMITTEE CHARTER

(Amended December 3, 2007)

I.	Purpose

The purpose of the Audit Committee (the “Committee”) of Avanir Pharmaceuticals (the “Company”) is to provide assistance to the Board of Directors (the “Board”) in fulfilling the Board’s responsibility to the shareholders, business partners, suppliers, service providers and investment community relating to the corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, the Committee shall have the responsibility to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and to maintain free and open communication among the directors, the Company’s independent registered public accounting firm, outside general counsel and the financial management of the Company. Notwithstanding the foregoing, the Committee is not responsible for planning or conducting audits, or determining whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

II.	Composition

The Committee shall be composed of three (3) or more directors, as determined by the Board, each of whom shall be “independent,” as that term is defined in Section 10A(m) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the SEC under the Exchange Act, and shall meet the independence and financial literacy requirements of the principal exchange or quotation service on which the Company’s securities are listed. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Additionally, one or more members of the Committee shall qualify as an “audit committee financial expert” under the rules promulgated by the SEC or, if not, the Company shall disclose its lack of an “audit committee financial expert” and the reasons why in its annual report.

III.  Responsibilities and Authority

The Committee is charged by the Board with the responsibility to:

•	Appoint and provide for the compensation of the Company’s independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, oversee the work of the independent registered public accounting firm (including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting), evaluate the performance of the independent registered public accounting firm and, if so determined by the Committee, replace the independent registered public accounting firm; it being acknowledged that the independent registered public accounting firm is ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

•	Request and evaluate a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company that could bear on its independence as required by the Independence Standards Board Statement No. 1, discuss such report with the independent registered public accounting firm, oversee the independence of the independent registered public accounting firm and, if so determined by the Committee, take appropriate action to address issues raised by such evaluation.

•	Discuss with the independent registered public accounting firm the matters required to be discussed by SAS 61, as may be modified or supplemented.

•	Meet with the independent registered public accounting firm and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent registered public accounting firm.

•	Review with the independent registered public accounting firm and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including any management letter issued by the independent registered public accounting firm and any responses thereto, and elicit and make recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

•	Instruct the independent registered public accounting firm to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm, and other material written communication between the registered public accounting firm and management.

•	Review the annual report on Form 10-K and quarterly reports on Form 10-Q and press releases on earnings with management and the independent registered public accounting firm to determine that management and the independent registered public accounting firm are satisfied with the disclosure and content of the financial statements, management’s discussion and analysis of the Company’s financial condition, and results of operations and other related text to be filed with the SEC and presented to the shareholders and public. Any changes in accounting principles should also be reviewed.

•	Meet annually with management and the independent registered public accounting firm to discuss:

•	the audited annual financial statements and the report of the independent registered public accounting firm thereon, to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities, access to required information, the adequacy of the disclosure of any off-balance sheet transactions, arrangements and obligations and relationships identified in reports filed with the SEC, and the appropriateness of the presentation of any pro forma financial information included in any report filed with the SEC; and

•	the attestation and report of the independent registered public accounting firm on the Company’s assessment of the effectiveness of its internal control structure and procedures for financial reporting.

•	Inquire of management and the independent registered public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Provide sufficient opportunity for the independent registered public accounting firm to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the content of the independent registered public accounting firm’s letter to Company management, the independent registered public accounting firm’s evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent registered public accounting firm received during the course of the audit.

•	Review significant changes to the Company’s accounting principles and practices proposed by the independent registered public accounting firm, the internal auditor (if any) or management.

•	Review accounting and financial personnel and succession planning within the department.

•	Annually review the Company’s expense reimbursement policies and practices used by the officers and directors.

•	Review management’s compliance with all investment policies that may be adopted by the Board from time to time.

•	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	Investigate any matter brought to the Committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review the Audit Committee Charter annually and update as necessary, giving consideration to additional responsibilities that may be recommended or imposed from time-to-time by the principal exchange or quotation service on which the Company’s securities are listed, the AICPA, the PCAOB and the SEC, through listing and reporting requirements for companies and auditing requirements for auditors.

•	At least annually, evaluate the performance of the Committee.

•	Prepare the Audit Committee report required by the Regulations to be included in the Company’s annual proxy statement.

•	Include in the proxy materials that are distributed to the shareholders in preparation for the annual shareholders’ meeting a statement indicating whether the Committee has recommended to the Board that the Company’s audited financial statements should be included in the annual report on Form 10-K for the fiscal year then ended.

•	Establish and maintain a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Approve, in advance of their performance, all professional services to be provided to the Company by its independent registered public accounting firm, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may delegate to a designated member or members of the Committee the authority to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

* * *

ANNEX B

COMPARISON OF RIGHTS

The following summary compares certain material rights of shareholders and the duties of directors and officers in Avanir California versus Avanir Delaware. This comparison is based on the charter documents of the two companies, as well relevant portions of the California Corporations Code (“CCC”) and the General Corporation Law of the State of Delaware (“DGCL”).

Change in Number of Directors

Both the California Bylaws and the Delaware Bylaws establish a range of five to nine directors. Under the CCC the size of the board, because it is divided into three classes, must be at least nine directors. Following the reincorporation, Avanir Delaware would be expected to initially have a board with seven directors. Under the CCC, board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, so long as that stated range has been approved by the shareholders and provided that the minimum number of directors may not be less than nine if the board is divided into three classes. The DGCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may be made only by an amendment of such certificate, which would require a vote of shareholders.

Cumulative Voting

Shareholders of Avanir California do not have the right to cumulate votes in the election of directors. Similarly, shareholders of Avanir Delaware would not have the right of cumulative voting.

Filling Vacancies on the Board of Directors

Under the CCC, the board may fill vacancies on the board of directors (other than a vacancy created by removal of a director). If the number of directors is less than a quorum, a vacancy may be filled by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director. The board may fill a vacancy created by removal of a director only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. Avanir California’s Articles of Incorporation and Bylaws do not authorize directors to fill vacancies created by removal of a director; rather, a vacancy created by removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the shareholders.

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws.

Shareholder Proposal Notice Provisions

There is no specific statutory provision under either the CCC or the DGCL relating to advance notice of director nominations and shareholder proposals. The bylaws for both Avanir California and Avanir Delaware require a shareholder’s notice to be delivered to, or mailed and received at, the Company’s principal executive office not less than 90 days nor more than 120 days prior to a scheduled annual meeting, provided that if the meeting date is moved more than 30 days before or after the anniversary of the prior year’s meeting, then notice shall be required to be given within 10 days from the time that the annual meeting date is first publicly announced.

Shareholder Power to Call Special Shareholders’ Meeting

A special meeting of shareholders for both Avanir California and Avanir Delaware may be called by the board of directors, the Chairman of the Board, the President and Chief Executive Officer, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

Dividends and Repurchase of Shares

Under the CCC, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

The DGCL imposes similar solvency limitations on a corporation’s ability to make distributions to shareholders. Delaware law only permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Classified Board of Directors

Avanir California has a classified board that is divided into three classes, with directors in each class serving staggered three-year terms. Avanir Delaware will also have a classified board, with directors being divided into three classes. Director class assignments and terms as of the effective time of the change of domicile will remain consistent from Avanir California to Avanir Delaware.

Action by Written Consent of the Shareholders

Under both the CCC and the DGCL, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice so long as a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Removal of Directors

Under the CCC, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. No director of a corporation whose board of directors is classified, however, may be removed (unless the entire board of directors is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting.

Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting similarly may be removed, with or without cause, by a majority shareholder vote. In the case of a Delaware corporation having a classified board, a director may only be removed for cause, unless the certificate of incorporation otherwise provides.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (1) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval in California, the contract or transaction must also be “just and reasonable” to the corporation, or (2) the contract or transaction must have been “just and reasonable” (in California) or “fair” (in Delaware) as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors represent less than a quorum). There are no known related party transactions with the Company that could not be so approved under California law but could be so approved under Delaware law.

Shareholder Approval of Certain Business Combinations

Under Section 203 of the DGCL (“Section 203”), certain business combinations with interested shareholders of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. This provision of the DGCL is intended to serve as an anti-takeover device. Because there is no analogous provision under the CCC, Avanir Delaware has expressly elected to opt out of Section 203 in its Certificate of Incorporation.

Indemnification and Limitation of Liability

The CCC and the DGCL have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt provisions in their charters and bylaws eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. However, both states limit the availability of indemnification for breaches of the duty of loyalty (i.e., self-dealing transactions) and for certain other actions, as described below. Both Avanir California and Avanir Delaware provide in their charter documents that the directors, officers, employees and agents shall be exculpated to the fullest extent permitted under applicable law.

Liability limits

Under the DGCL, directors’ monetary liability may not be eliminated or limited for (1) any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividends or unlawful stock purchases or redemption in violation of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. In effect, under the Delaware law provision, a director could not be held liable for monetary damages to the Company for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to the Company. Under Delaware law, such limitation of liability provision does not affect the availability of non-monetary remedies such as injunctive relief or rescission.

Under the CCC, director’s monetary liability may not be eliminate or limited for: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, and (7) liability for improper distributions, loans or guarantees.

Indemnification

Indemnification is permitted by both California and Delaware law, provided that the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, whereas Delaware law requires indemnification relating to a successful defense on the merits or otherwise.

California law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided there is a determination by (a) majority vote of a quorum of disinterested directors, (b) independent legal counsel in a written opinion if such a quorum of directors is not obtainable, (c) shareholders, with the shares, if any, owned by the person to be indemnified not being entitled to vote thereon or (d) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders without court approval. In addition, by contrast to Delaware law, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.

Delaware law generally permits indemnification of expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a derivative or third-party action, provided that there is a determination by (a) a majority vote of disinterested directors (even though less than a quorum), (b) a committee comprised of and established by such disinterested directors (even though less than a quorum), (c) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (d) the shareholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions that make mandatory the permissive indemnification provided by California law. The California Articles permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy. The Delaware Bylaws generally require indemnification to the maximum extent permissible under applicable law.

Avanir California has entered into indemnification agreements with its directors and officers that provide indemnification to the fullest extent permitted by California law. If the reincorporation is approved, Avanir directors and officers would be covered by the indemnification agreements with Avanir Delaware. The Delaware indemnification agreements provide indemnification to the fullest extent permitted by current Delaware law and future Delaware law that expands the permissible scope of indemnification.

The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Avanir California occurring prior to the proposed reincorporation.

Inspection of Shareholders’ List

Both California and Delaware law allow any shareholder to inspect the shareholders’ list for a purpose reasonably related to such person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholders’ list by a person or persons holding 5% or more of a corporation’s voting shares, or any shareholder or shareholders holding 1% or more of such shares who have contested the election of directors. Delaware law does not provide for any such absolute right of inspection. However, shareholders have rights under federal proxy solicitation regulations to either obtain a copy of the shareholders’ list or have the corporation mail proxy materials. These rights would be unaffected by the reincorporation.

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal Rights” and “Voting and Appraisal Rights in Certain Reorganizations.”

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available to (1) shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation, shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination of the foregoing, or (2) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

The limitations on the availability of appraisal rights under California law are somewhat different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or the NASDAQ Global Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Also, under California law, shareholders of a publicly traded corporation whose shares are restricted from sale (whether by contract, by law, or by charter provision) may also have appraisal rights in certain transactions.

Voting and Appraisal Rights in Certain Reorganizations

Delaware law does not provide shareholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation’s outstanding stock. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority-voting requirement in connection with dissolutions. Avanir Delaware’s Certificate of Incorporation contains no such supermajority-voting requirement, however, and the affirmative vote of a majority of the outstanding shares would be sufficient to approve a dissolution of Avanir Delaware which had previously been approved by the Delaware Company Board.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bond requirement.

ANNEX C

CERTIFICATE OF INCORPORATION
OF
AVANIR PHARMACEUTICALS, INC.

ARTICLE 1

The name of this Corporation is AVANIR Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE 2

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE 3

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4

4.1. This Corporation is authorized to issue a total of two hundred ten million shares (210,000,000), consisting of two classes of shares, designated respectively Common Stock (the “Common Stock”), and Preferred Stock (the “Preferred Stock”). The authorized number of shares of Common Stock is two hundred million (200,000,000), no par value. The authorized number of shares of Preferred Stock is ten million (10,000,000), no par value.

4.2. The Board of Directors of the Corporation (the “Board of Directors”) may divide the Preferred Stock into any number of series. The Board of Directors shall fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, powers, preferences and privileges, and qualifications, restrictions and limitations thereof, including, but not limited to, voting rights, granted to and imposed upon any wholly unissued series of the Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issues by the Corporation convertible into shares of such series.

ARTICLE 5

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Any repeal or modification of this Article 5 by the stockholders of the Corporation or by an amendment to the Delaware General Corporation Law shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before such repeal or modification of a person serving as a director prior to or at the time of such repeal or modification.

ARTICLE 6

The name and the mailing address of the incorporator are as follows:

Name                                                            Mailing Address

ARTICLE 7

The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE 8

The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III as nearly equal in number as reasonably possible, with any overage allocated in the discretion of the Board of Directors. The initial term of office of the Class I directors will expire at the 2011 annual meeting of stockholders. The initial term of office of the Class II directors will expire at the 2009 annual meeting of stockholders. The initial term of office of the Class III directors will expire at the 2010 annual meeting of stockholders. At each annual meeting of stockholders, directors shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

ARTICLE 9

The board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this           day of          , 2008.

Name:

CERTIFICATE OF DESIGNATION
OF
SERIES C PREFERRED STOCK

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Avanir Pharmaceuticals, Inc. (hereinafter the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Avanir Pharmaceuticals, Inc.

2. The Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation authorizes the issuance of ten million (10,000,000) shares of Preferred Stock, no par value (the “Preferred Stock”), and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

3. The Board of Directors, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a “Series C” series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES C PREFERRED STOCK

Section 1.  Designation and Amount of Series C Preferred Stock.  A series of Preferred Stock is designated as Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”). The number of shares constituting such series is one million (1,000,000), no par value. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no such decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

Section 2.  Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other stock ranking junior to the Series C Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of December, March, June and September in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series C Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share (the “Series C Liquidation Preference”) equal to $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(B) In the event, however, that there are insufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series C Preferred Stock shall not be redeemable by the Corporation.

Section 9.  Rank.  The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series C Preferred Stock.

Section 10.  Amendment.  At any time any shares of Series C Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a single class.

Section 11.  Fractional Shares.  Series C Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

RESOLVED FURTHER, that the statements contained in the foregoing resolutions creating and designating the said Series C Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned on          , 2008.

Avanir Pharmaceuticals, Inc.

By:
Name:

Title:

ANNEX D

BYLAWS
OF
AVANIR PHARMACEUTICALS, INC.
a Delaware corporation
(the “Corporation”)

ARTICLE I

Stockholders

Section 1.  Annual Meeting.  The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

Section 2.  Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other stockholders; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) a description of all arrangements or understanding between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) General.

(1) Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) Except as otherwise required by law, nothing in this Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Section 2, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholder.

(4) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.  Special Meetings.  Except as otherwise required by statute, special meetings of the stockholders of the Corporation may be called at any time by any of the following persons: (i) the chairman of the board, (ii) the president and chief executive officer, (iii) the Board of Directors or (iv) by one or more stockholders entitled to cast not less than 10% of the total shares outstanding. Upon providing the secretary with a valid written request to call a special meeting of stockholders, the secretary forthwith shall cause notice to be given to stockholders entitled to vote that a meeting will be held (not less than 35 nor more than 60 days after receipt of the request) at a time requested by the person or persons calling the meeting.

Section 4.  Notice of Meetings; Adjournments.   A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books.

Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called. Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these Bylaws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2 of this Article I of these Bylaws.

When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these Bylaws, is entitled to such notice.

Section 5.  Quorum.   A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.  Voting and Proxies.   Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by § 212(c) of the Delaware General Corporation Law (“DGCL”). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by § 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

Section 7.  Action at Meeting.  When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Section 8.  Stockholder Lists.  The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Section 9.  Presiding Officer.  The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 10.  Inspectors of Elections.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

Section 11.  Stockholder Action By Written Consent Without a Meeting.  Any action required or able to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in the first paragraph of this Section.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing as may be required by the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given as provided in Section 228 of the DGCL.

ARTICLE II

Directors

Section 1.  Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

Section 2.  Number, Election and Term of Office.  The number of directors of the Corporation shall not be less than five nor more than nine until changed by a bylaw amending this Section 2 duly adopted by the Board of Directors or the stockholders of the Corporation. The exact number of directors shall be fixed from time to time within the limits specified in this Section 2 solely and exclusively by resolution duly adopted from time to time by the Board of Directors. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.  Qualification. No director need be a stockholder of the Corporation.

Section 4.  Vacancies.  Vacancies in the Board of Directors, including those resulting from any increase in the authorized number of directors or from death, resignation, retirement or removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the stockholders.

Section 5.  Resignation.  A director may resign at any time by giving written notice (or notice by electronic transmission) to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

Section 6.  Regular Meetings.  The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

Section 7.  Special Meetings.  Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 8.  Notice of Meetings.  Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed or emailed, or when delivered to the telegraph company if sent by telegram.

A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting; a written waiver of notice may be delivered by electronic transmission, including by email or facsimile. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.  Quorum.  At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 10.  Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

Section 11.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

Section 12.  Manner of Participation.  Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 13.  Committees.  The Board of Directors may elect one or more committees, including, without limitation, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee and a Science Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

Section 14.  Compensation of Directors.  Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

ARTICLE III

Officers

Section 1.  Enumeration.  The officers of the Corporation shall be a President and Chief Executive Officer, Vice President, Secretary, Chief Financial Officer and Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant chief financial officers and such other officers as may be appointed in accordance with the provisions of Section 13 below.

Section 2.  Election.  At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

Section 3.  Qualification.  No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

Section 4.  Tenure.  Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 5.  Resignation.  Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6.  Removal.  Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

Section 7.  Absence or Disability.  In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8.  Vacancies.  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 9.  President and Chief Executive Officer.  Subject to such powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the President and Chief Executive Officer of the Corporation shall be the general manager and chief executive officer of the Corporation. In the absence or nonexistence of a Chairman of the board, he shall preside at all meetings of the stockholders, and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 10.  Vice President.  Except as otherwise provided by the Board of Directors, in the absence or disability of the President and Chief Executive Officer, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president and Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless so appointed by the Board of Directors.

Section 11.  Secretary and Assistant Secretary.

(a) The Secretary shall record, or cause to be recorded, and keep, or cause to be kept, at the principal executive office of the Corporation and such other place as the Board of Directors may order, a book of the minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented by proxy at stockholders meetings and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors required by these Bylaws or by law to be given, shall keep the corporate seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

(d) The Assistant Secretary, if there shall be such an officer, or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.  Chief Financial Officer/Treasurer and Assistant Treasurers.

(a) The Chief Financial Officer shall be the principal financial officer and treasurer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, render to the President and Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

(c) The Assistant Chief Financial Officer, if there shall be such an officer, or, if there shall be more than one, the assistant chief financial officers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13.  Other Powers and Duties.  Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock

Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 2.  Transfers.  Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 3.  Record Holders.  Except as may otherwise be required by law, by the Certificate or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 4.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.  Replacement of Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification

Section 1.  Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation.

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.  Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended and to the extent authorized in this Section 2.

(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deem proper.

(3) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 3.  Indemnification of Non-Officer Employees.  Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

Section 4.  Good Faith.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5.  Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.  Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.  Contractual Nature of Rights.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8.  Non-Exclusivity of Rights.  The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 10.  Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE VI

Miscellaneous Provisions

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2.  Seal.  The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3.  Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

Section 4.  Voting of Securities.  Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 5.  Registered Agent.  The Board of Directors may appoint a registered agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.  Corporate Records.  The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

Section 7.  Certificate.  All references in these Bylaws to the Certificate shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 8.  Amendment of Bylaws.

(a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b) Amendment by Stockholders. These Bylaws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these Bylaws, or other applicable law.

Section 9.  Notices.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 10.  Waivers.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Adopted:

ANNEX E

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AVANIR PHARMACEUTICALS, a California corporation

WITH AND INTO

AVANIR PHARMACEUTICALS, INC., a Delaware corporation

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

AVANIR Pharmaceuticals, a California corporation (“Parent”), does hereby certify to the following facts relating to the merger of Parent with and into AVANIR Pharmaceuticals, Inc. a Delaware corporation
(“Subsidiary”), with the Subsidiary remaining as the surviving corporation (the “Merger”):

FIRST:  Subsidiary is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Parent is incorporated pursuant to the laws of the State of California.

SECOND:  Parent owns 100% of the outstanding shares of the capital stock of Subsidiary that, absent Section 253 of the DGCL, would be entitled to vote on the Merger.

THIRD:  The Board of Directors of Parent, by the following resolutions duly adopted on                    , 200  determined to merge Parent with and into Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, AVANIR Pharmaceuticals, a California corporation (“Parent”) owns 100% of the outstanding shares of each class of capital stock of AVANIR Pharmaceuticals, Inc., a Delaware corporation (“Subsidiary”), that, absent Section 253 of the DGCL, would be entitled to vote on the Merger (as defined below); and

WHEREAS, the Board of Directors of Parent has deemed it advisable that Parent be merged with and into Subsidiary (the “Merger”) pursuant to Section 253 of the DGCL.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, Parent be merged with and into Subsidiary with Subsidiary as the surviving corporation; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Class A Common Stock of Parent shall be converted into and shall automatically become one share of Common Stock of the surviving corporation, held by the person who was the holder of such share of Class A Common Stock of Parent immediately prior to the Merger; and it is further

RESOLVED, that each right, award or option to purchase shares of Class A Common Stock of Parent granted under the Parent’s existing stock option and equity incentive plans and agreements (collectively, the “Plans”) outstanding immediately prior to the effective time of the Merger, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to purchase or other right to acquire the same number of shares of Common Stock of Subsidiary at the same price per share, and upon the same terms and subject to the same conditions as in effect at the effective time of the Merger; and it is further

RESOLVED, that the same number of shares of Common Stock of Subsidiary shall be reserved for purposes of said Plans as is equal to the number of shares of Class A Common Stock of Parent so reserved as of the effective time of the Merger; and that as of the effective time of the Merger, Subsidiary will assume the Plans and all obligations of Parent under the Plans including the outstanding options or awards or portions thereof granted pursuant to the Plans; and it is further

E-1

RESOLVED, that each warrant and other purchase right issued and outstanding by Parent immediately prior to the effective time of the Merger shall be by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent warrant or other purchase right allowing the holder thereof to acquire the same number of shares and class or series of stock of Subsidiary on the same terms and subject to the same conditions as in effect at the effective time of the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that the Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation; and it is further

RESOLVED, that the proper officers of Parent be and they hereby are authorized, empowered and directed to make, execute and acknowledge, in the name and on behalf of Parent, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; including, without limitation, making any filings in the State of California.

FOURTH:  Subsidiary shall be the surviving corporation of the Merger.

FIFTH:  The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation.

SIXTH:  The Merger has been approved by the stockholders of Parent pursuant to and in accordance with Section 1110 of the California Corporations Code.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Ownership and Merger to be duly executed as of this           day of          , 2008.

AVANIR PHARMACEUTICALS
A California Corporation

By:
Name:

Title:

E-2

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

AVANIR PHARMACEUTICALS
101 Enterprise, Suite 300
Aliso Viejo, California 92656

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Keith A. Katkin and Randall E. Kaye, M.D., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Avanir Pharmaceuticals to be held at the Hilton Irvine, located at 18800 MacArthur Boulevard, Irvine, California on Thursday, February 21, 2008, at 9:00 a.m. local time, and at any adjournments thereof, and to vote as designated.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals and nominees described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
YOUR VOTE IS IMPORTANT! PLEASE VOTE.
(Continued and to be signed on the reverse side)

Proposal 1  Elect Directors to Class I

○ For All Nominees	○ Withhold Authority For All Nominees	○ For All Except (see instructions below)

Class I Nominees:	Stephen G. Austin, CPA Dennis G. Podlesak

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) for which you wish to withhold authority below.

Proposal 2  Ratify KMJ Corbin & Company, LLP as independent registered public accounting firm

○ Vote For	○ Vote Against	○ Abstain

Proposal 3  Approve our proposed change of domicile from California to Delaware

○ Vote For	○ Vote Against	○ Abstain

and to vote on such other business as may properly come before the meeting

Date:

Signature of Shareholder(s)	Signature of Shareholder(s)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING